                                                                     EXHIBIT 4.3

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                                VERITAS DGC INC.




                                       and



                       STATE STREET BANK AND TRUST COMPANY

                                     Trustee


                               ------------------

                                    INDENTURE

                          Dated as of October 28, 1998


                               ------------------

                                   $60,000,000



                     9 3/4% Senior Notes due 2003, Series B
                     9 3/4% Senior Notes due 2003, Series C





--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

ARTICLE I                  DEFINITIONS AND OTHER PROVISIONS OF GENERAL
                            APPLICATION...........................................................................1
         Section 1.1       Definitions............................................................................1
         Section 1.2       Other Definitions.....................................................................22
         Section 1.3       Incorporation by Reference of Trust Indenture Act.....................................22
         Section 1.4       Rules of Construction.................................................................23

ARTICLE II                 SENIOR NOTE FORMS.....................................................................23
         Section 2.1       Forms Generally.......................................................................23

ARTICLE III                THE SENIOR NOTES......................................................................25
         Section 3.1       Title and Terms.......................................................................25
         Section 3.2       Denominations.........................................................................26
         Section 3.3       Execution, Authentication, and Dating.................................................26
         Section 3.4       Temporary Securities..................................................................27
         Section 3.5       Security Register and Registrar.......................................................28
         Section 3.6       Transfer and Exchange.................................................................28
         Section 3.7       Mutilated, Destroyed, Lost and Stolen Senior Notes....................................39
         Section 3.8       Payment of Interest; Interest Rights Preserved........................................39
         Section 3.9       Persons Deemed Owners.................................................................40
         Section 3.10      Cancellation..........................................................................41
         Section 3.11      Computation of Interest...............................................................41

ARTICLE IV                 SATISFACTION AND DISCHARGE............................................................41
         Section 4.1       Satisfaction and Discharge of Indenture...............................................41
         Section 4.2       Application of Trust Money............................................................42

ARTICLE V         REMEDIES.......................................................................................42
         Section 5.1       Events of Default. ...................................................................42
         Section 5.2       Acceleration of Maturity; Rescission and Annulment....................................44
         Section 5.3       Collection of Indebtedness and Suits for Enforcement by Trustee.......................46
         Section 5.4       Trustee May File Proofs of Claim......................................................46
         Section 5.5       Trustee May Enforce Claims Without Possession of Senior Notes.........................47
         Section 5.6       Application of Money Collected........................................................47
         Section 5.7       Limitation on Suits...................................................................48
         Section 5.8       Unconditional Right of Holders to Receive Principal, Premium
                           and Interest..........................................................................48
         Section 5.9       Restoration of Rights and Remedies....................................................49
         Section 5.10      Rights and Remedies Cumulative........................................................49
         Section 5.11      Delay or Omission Not Waiver..........................................................49
         Section 5.12      Control by Holders....................................................................49
         Section 5.13      Waiver of Past Defaults...............................................................50
         Section 5.14      Waiver of Stay, Extension or Usury Laws...............................................50

ARTICLE VI                 THE TRUSTEE...........................................................................50
         Section 6.1       Duties of Trustee.....................................................................50
         Section 6.2       Certain Rights of Trustee.............................................................51
         Section 6.3       Trustee Not Responsible for Recitals or Issuance of Senior Notes......................52
         Section 6.4       May Hold Senior Notes.................................................................53
         Section 6.5       Money Held in Trust...................................................................53
         Section 6.6       Compensation and Reimbursement........................................................53
         Section 6.7       Corporate Trustee Required; Eligibility...............................................54
         Section 6.8       Conflicting Interests.................................................................54
         Section 6.9       Resignation and Removal; Appointment of Successor.....................................54
         Section 6.10      Acceptance of Appointment by Successor................................................55
         Section 6.11      Merger, Conversion, Consolidation or Succession to Business...........................56
         Section 6.12      Preferential Collection of Claims Against Company.....................................56
         Section 6.13      Notice of Defaults....................................................................56

ARTICLE VII                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND
                           COMPANY...............................................................................57
         Section 7.1       Holders' Lists; Holder Communications; Disclosures Respecting
                           Holders...............................................................................57
         Section 7.2       Reports By Trustee....................................................................57
         Section 7.3       Reports by Company....................................................................58

ARTICLE VIII               CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER
                           OR LEASE..............................................................................58
         Section 8.1       Company May Consolidate, etc., Only on Certain Terms..................................58
         Section 8.2       Successor Substituted.................................................................60

ARTICLE IX                 SUPPLEMENTAL INDENTURES...............................................................60
         Section 9.1       Supplemental Indentures Without Consent of Holders....................................60
         Section 9.2       Supplemental Indentures with Consent of Holders.......................................61
         Section 9.3       Execution of Supplemental Indentures..................................................62
         Section 9.4       Effect of Supplemental Indentures.....................................................62
         Section 9.5       Conformity with Trust Indenture Act...................................................62
         Section 9.6       Reference in Senior Notes to Supplemental Indentures..................................62
         Section 9.7       Notice of Supplemental Indentures and Waivers.........................................62

ARTICLE X                  COVENANTS.............................................................................63
         Section 10.1      Payment of Principal, Premium, if any, Interest and Liquidated
                           Damages, if any.......................................................................63
         Section 10.2      Maintenance of Office or Agency.......................................................63
         Section 10.3      Money for Senior Note Payments to Be Held in Trust....................................63
         Section 10.4      Corporate Existence...................................................................65
         Section 10.5      Payment of Taxes; Maintenance of Properties; Insurance................................65
         Section 10.6      Limitation on Sale-Leaseback Transactions.............................................66
         Section 10.7      Limitation on Conduct of Business.....................................................66
         Section 10.8      Statement by Officers as to Default...................................................66
         Section 10.9      Provision of Financial Information....................................................67

         Section 10.10     Limitation on Restricted Payments.....................................................67
         Section 10.11     Limitation on Indebtedness and Disqualified Capital Stock.............................70
         Section 10.12     Limitation on Issuances and Sales of Capital Stock by Restricted
                           Subsidiaries..........................................................................70
         Section 10.13     Limitation on Liens...................................................................70
         Section 10.14     Purchase of Senior Notes Upon Change of Control.......................................71
         Section 10.15     Limitation on Asset Sales.............................................................72
         Section 10.16     Limitation on Redemptions and Other Repayments of Senior
                           Notes and Series A Notes..............................................................75
         Section 10.17     Limitation on Transactions with Affiliates............................................75
         Section 10.18     Limitation on Dividends and Other Payment Restrictions Affecting
                           Restricted Subsidiaries...............................................................76
         Section 10.19     Waiver of Certain Covenants...........................................................77
         Section 10.20     Qualification of Indenture............................................................77

ARTICLE XI                 REDEMPTION OF SENIOR NOTES............................................................77
         Section 11.1      Right of Redemption...................................................................77
         Section 11.2      Applicability of Article..............................................................78
         Section 11.3      Election to Redeem; Notice to Trustee.................................................78
         Section 11.4      Selection by Trustee of Senior Notes to Be Redeemed...................................78
         Section 11.5      Notice of Redemption..................................................................79
         Section 11.6      Deposit of Redemption Price...........................................................79
         Section 11.7      Senior Notes Payable on Redemption Date...............................................79
         Section 11.8      Senior Notes Redeemed in Part.........................................................80

ARTICLE XII                DEFEASANCE AND COVENANT DEFEASANCE....................................................80
         Section 12.1      Company's Option to Effect Defeasance or Covenant Defeasance..........................80
         Section 12.2      Defeasance and Discharge..............................................................80
         Section 12.3      Covenant Defeasance...................................................................81
         Section 12.4      Conditions to Defeasance or Covenant Defeasance.......................................81
         Section 12.5      Deposited Money and U.S. Government Obligations to Be Held
                           in Trust; Other Miscellaneous Provisions..............................................83
         Section 12.6      Reinstatement.........................................................................84

ARTICLE XIII               MISCELLANEOUS.........................................................................84
         Section 13.1      Compliance Certificates and Opinions..................................................84
         Section 13.2      Form of Documents Delivered to Trustee................................................85
         Section 13.3      Acts of Holders.......................................................................85
         Section 13.4      Notices, etc. to Trustee and the Company..............................................86
         Section 13.5      Notice to Holders; Waiver.............................................................87
         Section 13.6      Effect of Headings and Table of Contents..............................................87
         Section 13.7      Successors and Assigns................................................................87
         Section 13.8      Severability..........................................................................87
         Section 13.9      Benefits of Indenture.................................................................88
         Section 13.10     Governing Law; Trust Indenture Act Controls...........................................88
         Section 13.11     Legal Holidays........................................................................88
         Section 13.12     No Recourse Against Others............................................................88

         Section 13.13     Duplicate Originals......................................89
         Section 13.14     No Adverse Interpretation of Other Agreements............89

Exhibit A     -    Form of Senior Notes

Exhibit B-1   -    Form of Certificate for Exchange or Registration of Transfer
                   from U.S. Global Note to Regulation S Global Note

Exhibit B-2   -    Form of Certificate for Exchange or Registration of Transfer
                   from Regulation S Global Note to U.S. Global Note

Exhibit B-3   -    Form of Certificate for Exchange or Registration of Transfer
                   of Certificated Senior Notes

Exhibit B-4   -    Form of Certificate for Exchange or Registration of Transfer
                   from U.S. Global Note or Regulation S Global Note to
                   Certificated Senior Note

Exhibit C     -    Form of Certificate to be delivered by Institutional
                   Accredited Investors

Annex A       -    Form of Registration Rights Agreement

               Reconciliation and Tie between Trust Indenture Act of 1939 and Indenture, dated as of October 28, 1998


Trust Indenture                                                                                   Indenture
  Act Section                                                                                      Section

Section 310(a)(1)             .............................................................         6.7
           (a)(2)             .............................................................         6.7
           (b)                .............................................................         6.7,6.8, 6.9
Section 311(a)                .............................................................         6.12
           (b)                .............................................................         6.12
Section 312                   .............................................................         7.1
Section 313                   .............................................................         7.2
Section 314(a)                .............................................................         7.3
           (a)(4)             .............................................................         10.8(a)
           (c)(1)             .............................................................         13.1
           (c)(2)             .............................................................         13.1
           (e)                .............................................................         13.1
Section 315(a)                .............................................................         6.1
           (b)                .............................................................         6.13
           (c)                .............................................................         6.1
           (d)                .............................................................         6.1
Section 316(a)(last
           sentence)          .............................................................         1.1("Outstanding")
           (a)(1)(A)          .............................................................         5.2,5.12
           (a)(1)(B)          .............................................................         5.13
           (b)                .............................................................         5.8
           (c)                .............................................................         13.3(d)
Section 317(a)(1)             .............................................................         5.3
           (a)(2)             .............................................................         5.4
           (b)                .............................................................         10.3
Section 318(a)                .............................................................         14.10(b)



          Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

         THIS INDENTURE, dated as of October 28, 1998, is between VERITAS DGC INC., a Delaware corporation (hereinafter called the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (hereinafter called the "Trustee").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of 9 3/4% Senior Notes due 2003, Series B (the "Initial Senior Notes"), of substantially the tenor and in the aggregate principal amount hereinafter set forth, and to provide therefor and for, if and when issued as further evidence of the Company's indebtedness and in substitution for the Initial Senior Notes pursuant to this Indenture and the Registration Rights Agreement (as defined herein), the Company's 9 3/4% Senior Notes due 2003, Series C (the "Exchange Notes," and together with the Initial Senior Notes, the "Senior Notes"), the Company has duly authorized the execution and delivery of this Indenture.

         All things necessary have been done on the part of the Company to make the Senior Notes, when issued and executed by the Company and authenticated and delivered by the Trustee as herein provided, the valid obligations of the Company and to make this Indenture a valid agreement of the Company and the Trustee, in accordance with their respective terms.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Initial Senior Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Senior Notes, without preference of one series over the other, as follows:

                                    ARTICLE I

         DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         Section 1.1       Definitions.

         "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with acquisitions of Properties from such Person (other than any Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition). Acquired Indebtedness shall be deemed to be incurred on the date the acquired Person becomes a Restricted Subsidiary or the date of the related acquisition of Properties from such Person.

         "Act," when used with respect to any Holder, has the meaning specified in Section 13.3.

         "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of this definition, beneficial ownership of 10% or more of the voting common equity (on a fully diluted basis) of a Person shall be deemed to constitute control of such Person.

         "Agent" means the Security Registrar or any Paying Agent.

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depository that apply to such transfer and exchange.

         "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than the Company or any of its Restricted Subsidiaries (including, without limitation, by means of a Sale/Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary held by the Company or any other Restricted Subsidiary, (b) all or substantially all of the Properties of any division or line of business of the Company or any of its Restricted Subsidiaries or (c) any other Properties of the Company or any of its Restricted Subsidiaries other than transfers of cash, Cash Equivalents, accounts receivable, or other Properties in the ordinary course of business or transfers in accordance with the proviso to clause (vi) of the definition of Permitted Investments. For the purposes of this definition, the term "Asset Sale" also shall not include any of the following: (i) any transfer of Properties (including Capital Stock) which is governed by, and made in accordance with, the provisions of Article VIII hereof; (ii) any transfer of Properties to an Unrestricted Subsidiary, if permitted under Section 10.10 hereof; (iii) sales of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are either (x) no longer used or (y) no longer useful in the business of the Company or its Restricted Subsidiaries; (iv) any lease of any Property entered into in the ordinary course of business and with respect to which the Company or any Restricted Subsidiary is the lessor, except any such lease that provides for the acquisition of such Property by the lessee during or at the end of the term thereof for an amount that is less than the fair market value thereof at the time the right to acquire such property is granted; and (v) any transfers that, but for this clause (v), would be Asset Sales, if (A) the Company elects to designate such transfers as not constituting Asset Sales and
(B) after giving effect to such transfers, the aggregate fair market value of the Properties transferred in such transaction or any series of related transactions so designated by the Company does not exceed $500,000.

         "Attributable Indebtedness" means, with respect to any particular lease under which any Person is at the time liable, whether or not accounted for as a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date of determination at a rate of interest per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. As used in the preceding sentence, the "net amount of rent" under any such lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

         "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years (and any portion thereof) from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund or mandatory redemption payment requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

         "Board of Directors" means, with respect to the Company, either the board of directors of the Company or any duly authorized committee of such board of directors, and, with respect to any Subsidiary, either the board of directors of such Subsidiary or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee, and with respect to a Subsidiary, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Subsidiary to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, Boston, Massachusetts or Hartford, Connecticut are authorized or obligated by law or executive order to close.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents in the equity interests (however designated) in such Person, and any rights (other than debt securities convertible into an equity interest), warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person (for purposes of this Indenture, the Exchangeable Shares of VES shall be treated as Capital Stock of the Company, for which they are exchangeable, and shall not be treated as Capital Stock of VES).

         "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any Property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of (A) any financial institution that is a member of the Federal

Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000 or (B) any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development and has total assets in excess of $500,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and rated at least A-l by S&P or at least P-l by Moody's; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any commercial bank meeting the specifications of clause (ii) above; (v) overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in clause (ii) above; (vi) demand and time deposits and certificates of deposit with any commercial bank organized in the United States not meeting the qualifications specified in clause (ii) above, provided that such deposits and certificates support bond, letter of credit and other similar types of obligations incurred in the ordinary course of business; and (vii) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (i) through
(v) above.

         "Cedel" means Cedel bank, societe anonyme.

         "Certificated Senior Notes" means Senior Notes that are in the form of the Senior Note attached hereto as Exhibit A (but without including the text referred to in footnotes 1 and 3 and Schedule A referred to in footnote 4 thereto).

         "Change of Control" means the occurrence of any event or series of events by which: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (b) the Company consolidates with or merges into another Person or any Person consolidates with, or merges into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other Property, other than any such transaction where (i) the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving or resulting Person that is Qualified Capital Stock and
(ii) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving or resulting Person immediately after such transaction;
(c) the Company, either individually or in conjunction with one or more Restricted Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the Properties of the Company and the Restricted Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Restricted Subsidiaries, to any Person (other than the Company or a Wholly Owned Restricted Subsidiary); (d) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (e) the liquidation or dissolution of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations thereunder issued by the Internal Revenue Service.

         "Commission" or "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

         "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

         "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio on a pro forma basis of (a) the sum of Consolidated Net Income, Consolidated Fixed Charges, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income, in each case, for such period, of the Company and its Restricted Subsidiaries on a consolidated basis, all determined in accordance with GAAP, to (b) the sum of such Consolidated Fixed Charges for such period; provided, however, that (i) the Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis assuming that (A) the Indebtedness to be incurred (and all other Indebtedness incurred after the first day of such period of four full fiscal quarters referred to in Section 10.11(a) hereof through and including the date of determination), and (if applicable) the application of the net proceeds therefrom (and from any other such Indebtedness), including to refinance other Indebtedness, had been incurred on the first day of such four-quarter period and, in the case of Acquired Indebtedness, on the assumption that the related transaction (whether by means of purchase, merger or otherwise) also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation and (B) any acquisition or disposition by the Company or any Restricted Subsidiary of any Properties outside the ordinary course of business, or any repayment of any principal amount of any Indebtedness of the Company or any Restricted Subsidiary prior to the Stated Maturity thereof, in either case since the first day of such period of four full fiscal quarters through and including the date of determination, had been consummated on such first day of such four-quarter period, (ii) in making such computation, the Consolidated Fixed Charges attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with Section 10.11(a) hereof and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying, at the option of the Company, either the fixed or floating rate, (iii) in making such computation, the Consolidated Fixed Charges attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with Section 10.11(a) hereof shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility, (iv) notwithstanding clauses (ii) and (iii) of this proviso, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements, and (v) if after the first day of the period referred to in clause (a) of this definition the Company has permanently retired any Indebtedness out of the Net Cash Proceeds of the issuance and sale of shares of Qualified Capital Stock of the Company within 30 days of such issuance and sale, Consolidated Fixed Charges shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

         "Consolidated Fixed Charges" means, for any period, without duplication, (i) the sum of (a) the interest expense of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (A) any amortization of debt discount, (B) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (C) the interest portion of any deferred payment obligation constituting Indebtedness, (D) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (E) all accrued interest, in each case to the extent attributable to such period, (b) to the extent any Indebtedness of any Person (other than the Company or a Restricted Subsidiary) is guaranteed by the Company or any Restricted Subsidiary, the aggregate amount of interest paid (to the extent not accrued in a prior period) or accrued by such other Person during such period attributable to any such Indebtedness, in each case to the extent attributable to that period, (c) the aggregate amount of the interest component of Capitalized Lease Obligations paid (to the extent not accrued in a prior period), accrued or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period, (d) the aggregate amount of dividends paid (to the extent not accrued in a prior period) or accrued on Preferred Stock or Disqualified Capital Stock of the Company and its Restricted Subsidiaries, to the extent such Preferred Stock or Disqualified Capital Stock is owned by Persons other than the Company or any Restricted Subsidiary and (e) one-third of the rental expense (including without limitation marine vessel charter payments) under operating leases with remaining noncancellable terms of at least one year (excluding leases in respect of office space) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, less (ii), to the extent included in clause (i) above, amortization of capitalized debt issuance costs of the Company and its Restricted Subsidiaries during such period.

         "Consolidated Income Tax Expense" means, for any period, the provision for federal, state, local and foreign income taxes (including state franchise taxes accounted for as income taxes in accordance with GAAP) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

         "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding (a) net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the net income (or net loss) of any Person (other than the Company or any of its Restricted Subsidiaries), in which the Company or any of its Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries in cash by such other Person during such period (regardless of whether such cash dividends or distributions are attributable to net income (or net loss) of such Person during such period or during any prior period), (d) net income (or net loss) of any Person (other than VES) combined with the Company or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its net income is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (f) income resulting from transfers of assets received by the Company or any Restricted Subsidiary from an Unrestricted Subsidiary and (g) for the fiscal year ended July 31, 1996, merger related costs reflected in the Company's consolidated financial statements.

         "Consolidated Net Tangible Assets" means, at any date, the aggregate amount of assets included on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries, less (i) without duplication, applicable reserves and other properly deductible items and after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (ii) current liabilities (other than current liabilities constituting Indebtedness for borrowed money), as determined in accordance with GAAP.

         "Consolidated Net Worth" means, at any date, the consolidated stockholders' equity of the Company less (without duplication) the amount of such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of the Company and the Company's Restricted Subsidiaries, as determined in accordance with GAAP.

         "Consolidated Non-cash Charges" means, for any period, the aggregate depreciation, depletion, amortization and other non-cash expenses (excluding non-cash expenses related to multi- client seismic data sales and write-offs and write-downs related to the Company's multi-client seismic data library) of the Company and its Restricted Subsidiaries reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such non-cash charge for which an accrual of or reserve for cash charges for any future period is required).

         "Corporate Trust Office" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103.

         "Credit Facility" means that certain Credit Agreement dated as of July 18, 1996 among the Company, the Subsidiaries of the Company named therein, as Borrowers, each of the banks named therein as Lenders, and Wells Fargo Bank (Texas) National Association, as Agent for the Lenders, as such Credit Agreement was in effect on the Series A Issue Date.

         "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time which were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in foreign currency exchange rates.

         "Default" means any event, act or condition that is, or after notice or passage of time or both would become, an Event of Default.

         "Defaulted Interest" has the meaning specified in Section 3.8 hereof.

         "Depository" means The Depository Trust Company, its nominees and their respective successors.

         "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors of the Company is required to deliver a Board Resolution hereunder, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of the Company) in or with respect to such transaction or series of transactions.

         "Disqualified Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed or repurchased, in whole or in part, prior to the final Stated Maturity of the Senior Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity. For purposes of Section 10.11(a) hereof, Disqualified Capital Stock shall be valued at the greater of its voluntary or involuntary maximum fixed redemption or repurchase price plus accrued and unpaid dividends. For such purposes, the "maximum fixed redemption or repurchase price" of any Disqualified Capital Stock which does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were redeemed or repurchased on the date of determination, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Disqualified Capital Stock; provided, however, that if such Disqualified Capital Stock is not at the date of determination permitted or required to be redeemed or repurchased, the "maximum fixed redemption or repurchase price" shall be the book value of such Disqualified Capital Stock.

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

         "Event of Default" has the meaning specified in Section 5.1 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor act thereto.

         "Exchange Notes" has the meaning set forth in the recitals to this Indenture and particularly means any of the Senior Notes authenticated and delivered under this Indenture pursuant to the Exchange Offer.

         "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Exchange Notes for Initial Senior Notes.

         "Fair Market Value" means the fair market value of a Property as determined in good faith by the Board of Directors of the Company and evidenced by a Board Resolution, which determination shall be conclusive for purposes of this Indenture; provided, however, that unless otherwise specified herein, the Board of Directors shall be under no obligation to obtain any valuation or assessment from any investment banker, appraiser or other third party.

         "Federal Bankruptcy Code" means the United States Bankruptcy Code of Title 11 of the United States Code, as amended from time to time.

         "Foreign Restricted Subsidiaries" means Digicon (Nigeria) Limited, Digicon (Malaysia) Sdn. Bhd., Digital Exploration (Nigeria) Limited and P.T. Digicon Mega Pratama.

         "GAAP" means generally accepted accounting principles, consistently applied, that are set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable as of the date of this Indenture.

         The term "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments or documents for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down under letters of credit. When used as a verb, "guarantee" has a corresponding meaning.

         "Global Note" means, individually and collectively, the Regulation S Global Notes, the U.S. Global Notes and the Unrestricted Global Notes.

         "Holder" means a Person in whose name a Senior Note is registered in a Security Register.

         "Indebtedness" means, with respect to any Person, without duplication,
(a) all liabilities of such Person, contingent or otherwise, for borrowed money or for the deferred purchase price of Property or services (excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business) and all liabilities of such Person incurred in connection with any letters of credit, bankers' acceptances or other similar credit transactions or any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, outstanding on the date of this Indenture or thereafter, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (c) all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), but excluding trade accounts payable arising in the ordinary course of business, (d) the Attributable Indebtedness respecting all Capitalized Lease Obligations of such Person, (e) all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon Property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such Property or the amount of the obligation so secured), (f) all guarantees by such Person of Indebtedness referred to in this definition, (g) all obligations of such Person under or in respect of Currency Hedge Obligations and Interest Rate Protection Obligations and (h) deferred credits respecting discontinued services.

         "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Initial Senior Notes" has the meaning set forth in the recitals to this Indenture and more particularly means any of the Senior Notes authenticated and delivered under this Indenture other than Exchange Notes.

         "Insolvency or Liquidation Proceeding" means, with respect to any Person, (a) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or similar case or proceeding in connection therewith, relative to such Person or its creditors, as such, or its assets or
(b) any liquidation, dissolution or other winding-up proceeding of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

         "Indirect Participant" means a Person who holds an interest through a Participant.

         "Institutional Accredited Investor" means an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Senior Notes.

         "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person's and any of its Subsidiaries' exposure to fluctuations in interest rates.

         "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution to (by means of any transfer of cash or other Property to others or any payment for Property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities (including derivatives) or evidences of Indebtedness issued by, any other Person. In addition, the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude (a) extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business, (b) Interest Rate Protection Obligations and Currency Hedge Obligations, but only to the extent that the same constitute Permitted Indebtedness, and (c) endorsements of negotiable instruments and documents in the ordinary course of business.

         "Issue Date" means the date of first issuance of the Senior Notes under this Indenture.

         "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim or similar type of encumbrance (including, without limitation, any agreement to give or grant any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing) upon or with respect to any Property of any kind. A Person shall be deemed to own subject to a Lien any Property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

         "Liquidated Damages" means all liquidated damages owing at the time of determination pursuant to Section 5 of the Registration Rights Agreement.

         "Maturity" means, with respect to any Senior Notes, the date on which any principal of such Senior Notes becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Available Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) related to such Asset Sale,
(ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the Property subject to the Asset Sale or having a Lien thereon and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

         "Net Cash Proceeds," with respect to any issuance or sale of Qualified Capital Stock or other securities, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

         "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of the Company or any Restricted Subsidiary incurred in connection with the acquisition by the Company or such Restricted Subsidiary of any Property and as to which (a) the holders of such Indebtedness agree that they will look solely to the Property so acquired and securing such Indebtedness for payment on or in respect of such Indebtedness, and neither the Company nor any Subsidiary (other than an Unrestricted Subsidiary) (i) provides credit support, including any undertaking, agreement or instrument which would constitute Indebtedness or (ii) is directly or indirectly liable for such Indebtedness, and
(b) no default with respect to such Indebtedness would permit (after notice or passage of time or both), according to the terms thereof, any holder of any Indebtedness of the Company or a Restricted Subsidiary to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

         "Offering Memorandum" means the Company's offering memorandum dated October 23, 1998 relating to its offering of the Initial Senior Notes.

         "Officers" means, with respect to any Person, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer and the Treasurer of such Person.

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company including an employee of the Company, and who shall be reasonably acceptable to the Trustee.

         "Outstanding," when used with respect to Senior Notes, means, as of the date of determination, all Senior Notes theretofore authenticated and delivered under this Indenture, except:

                  (i) Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Senior Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Senior Notes, provided that, if such Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Senior Notes, except to the extent provided in Sections
         12.2 and 12.3 hereof, with respect to which the Company has effected legal defeasance or covenant defeasance as provided in Article XII hereof; and

                  (iv) Senior Notes which have been paid pursuant to Section 3.7 hereof or in exchange for or in lieu of which other Senior Notes have been authenticated and delivered pursuant to this Indenture, other than any such Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such securities are held by a bona fide purchaser in whose hands the Senior Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Senior Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Senior Notes owned by the Company or any other obligor upon the Senior Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Senior Notes which the Trustee knows to be so owned shall be so disregarded. Senior Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Senior Notes and that the pledgee is not the Company or any other obligor upon the Senior Notes or any Affiliate of the Company or such other obligor.

         "Participant" means with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

         "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any,
on) or interest on any Securities on behalf of the Company.

         "Permitted Indebtedness" means any of the following:

                  (i) Indebtedness (and any guarantee thereof) under one or more working capital credit facilities with banks and other financial institutions in an aggregate principal amount at any one time outstanding not to exceed $20,000,000, less any amounts derived from Asset Sales and applied to the permanent reduction of the Indebtedness under any such credit facilities as contemplated by Section 10.15 hereof (the "Maximum Bank Credit Amount");

                  (ii) Indebtedness under the Senior Notes and the Series A
         Notes;

                  (iii) Indebtedness outstanding or in effect on the Series A Issue Date (and not repaid or defeased with the proceeds of the offering of the Series A Notes);

                  (iv) Indebtedness under Interest Rate Protection Obligations, provided that (1) such Interest Rate Protection Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by Section 10.11(a) hereof, and (2) the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate;

                  (v) Indebtedness under Currency Hedge Obligations, provided that (1) such Currency Hedge Obligations are related to payment obligations on Permitted Indebtedness or Indebtedness otherwise permitted by Section 10.11(a) hereof, or to the foreign currency cash flows reasonably expected to be generated by the Company and its Restricted Subsidiaries, and (2) the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of such Indebtedness and the amount of such foreign currency cash flows to which such Currency Hedge Obligations relate;

                  (vi) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary; provided, however, that upon any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Restricted Subsidiary), such

         Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of Section 10.11(a) hereof at the time the Wholly Owned Restricted Subsidiary in question ceased to be a Wholly Owned Restricted Subsidiary or the time such subsequent transfer occurred;

                  (vii) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company in the ordinary course of business, including guaranties or obligations of the Company with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

                  (viii) Non-Recourse Indebtedness;

                  (ix) any renewals, substitutions, refinancings or replacements (each, for purposes of this clause (ix), a "refinancing") by the Company or a Restricted Subsidiary of any Indebtedness incurred pursuant to clause (ii) or (iii), including any successive refinancings by the Company or such Restricted Subsidiary, so long as (A) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount (or, if such new Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company or such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of expenses of the Company or such Restricted Subsidiary incurred in connection with such refinancing, (B) in the case of any refinancing of Indebtedness (including the Senior Notes) that is pari passu with or subordinated in right of payment to the Senior Notes and the Series A Notes, then such new Indebtedness is pari passu with or subordinated in right of payment to the Senior Notes at least to the same extent as the Indebtedness being refinanced and (C) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity that is at least 91 days later than the final Stated Maturity of the Indebtedness being refinanced; and

                  (x) any additional Indebtedness in an aggregate principal amount not in excess of $5,000,000 at any one time outstanding and any guarantee thereof.

         "Permitted Investments" means any of the following: (i) Investments in Cash Equivalents; (ii) Investments in the Company or any of its Wholly Owned Restricted Subsidiaries; (iii) Investments by the Company or any of its Restricted Subsidiaries in another Person, if as a result of such Investment (A) such other Person becomes a Wholly Owned Restricted Subsidiary or (B) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its Properties to, the Company or a Wholly Owned Restricted Subsidiary; (iv) Investments permitted under Section 10.15 hereof; (v) Investments made in the ordinary course of business in prepaid expenses, lease, utility, workers' compensation, performance and other similar deposits; (vi) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary, in each case as to debt owing to the Company or any Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary, provided that any stocks, obligations or securities received in settlement of debts that arose in the ordinary course of business (and received other than as a result of bankruptcy or insolvency proceedings or upon foreclosure, perfection or enforcement of any Lien) that are, within 30 days of receipt, converted into cash or Cash Equivalents shall be treated as having been cash or Cash Equivalents at the time received; and (vii) Investments in joint ventures, partnerships or Affiliates in an aggregate amount not to exceed at any one time $7.5 million.

         "Permitted Liens" means the following types of Liens:

                  (a) Liens existing as of the Series A Issue Date;

                  (b) Liens securing the Senior Notes and the Series A Notes;

                  (c) Liens in favor of the Company;

                  (d) Liens on accounts receivable, notes receivable, chattel paper or inventory securing Indebtedness under one or more working capital facilities with banks or other financial institutions that does not, in the aggregate, exceed the greater of (x) 10% of the Company's Consolidated Net Tangible Assets or (y) the Maximum Bank Credit Amount;

                  (e) Liens securing Indebtedness that constitutes Permitted Indebtedness pursuant to clause (ix) of the definition of "Permitted Indebtedness" incurred as a refinancing of any Indebtedness secured by Liens described in clause (a) or (d) of this definition;

                  (f) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                  (g) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the payment or performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, government contracts and leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (h) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired;

                  (i) any interest or title of a lessor under any Capitalized Lease Obligation (to the extent the Attributable Indebtedness related thereto constitutes Indebtedness permitted to be incurred under the terms of this Indenture) or operating lease;

                  (j) purchase money Liens; provided, however, that (i) the related purchase money Indebtedness shall not be secured by any Property of the Company or any Restricted Subsidiary other than the Property so acquired and the proceeds thereof and (ii) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

                  (k) Liens securing obligations under or in respect of either Currency Hedge Obligations or Interest Rate Protection Obligations;

                  (l) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (m) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other Property relating to such letters of credit and products and proceeds thereof;

                  (n) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; and

                  (o) Liens securing Non-Recourse Indebtedness; provided, however, that the related Non-Recourse Indebtedness shall not be secured by any Property of the Company or any Restricted Subsidiary other than the Property acquired by the Company or any Restricted Subsidiary with the proceeds of such Non-Recourse Indebtedness.

         "Permitted Subsidiary Indebtedness" means, with respect to Restricted Subsidiaries, Indebtedness in an aggregate principal amount at any time outstanding up to the excess, if any, of (A) 10% of the Company's Consolidated Net Tangible Assets over (B) the greater of $20,000,000 or the aggregate principal amount of outstanding secured Indebtedness of the Company incurred in compliance with Section 10.11(a).

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Predecessor Senior Note" of any particular Senior Note means every previous Senior Note, including any Senior Note of a different series, evidencing all or a portion of the same debt as that evidenced by such particular Senior Note; and, for the purposes of this definition, any Senior Note authenticated and delivered under Section 3.7 hereof in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Senior Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Senior Note.

         "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of this Indenture, including, without limitation, all classes and series of preferred or preference stock of such Person.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

         "Public Equity Offering" means an offer and sale of Common Stock of the Company made after the Series A Issue Date pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee plan of the Company).

         "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Disqualified Capital Stock.

         "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

         "Record Date" for the interest payable on any Interest Payment Date means the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Redemption Date," when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date of this Indenture, by and between the Company and Warburg Dillon Read LLC, a copy of which agreement is attached hereto as Annex A.

         "Regulation S" means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "Regulation S Global Note" means a permanent global senior note that contains the paragraphs referred to in footnote 1, the text referred to in footnote 3 and the additional schedule referred to in footnote 4 to the form of the Senior Note attached hereto as Exhibit A, and that is deposited with the Trustee, as custodian for the Depository and registered in the name of the Depository or its nominee, representing the Initial Senior Notes sold in reliance on Regulation S.

         "Responsible Officer," when used with respect to the Trustee, means any officer in the Corporate Trust Department of the Trustee, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Investment" means (without duplication) (i) the designation of a Subsidiary as an Unrestricted Subsidiary in the manner described in the definition of "Unrestricted Subsidiary" and (ii) any Investment other than a Permitted Investment.

         "Restricted Subsidiary" means any Subsidiary of the Company, whether existing on or after the date of this Indenture, unless such Subsidiary of the Company is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of this Indenture.

         "Rule 144A" means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

         "Sale/Leaseback Transaction" means any direct or indirect arrangement pursuant to which Properties are sold or transferred by the Company or a Restricted Subsidiary and are thereafter leased back from the purchaser or transferee thereof by the Company or one of its Restricted Subsidiaries.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor act thereto.

         "Security Register", "Security Registrar" and "Registrar" have the respective meanings specified in Section 3.5 hereof.

         "Senior Notes" has the meaning stated in the first recital of this Indenture and more particularly means any securities authenticated and delivered under this Indenture.

         "Series A Indenture" means the Indenture dated as of October 23, 1996 between the Company and State Street Bank and Trust Company (as successor in interest to Fleet National Bank), as Trustee, providing for the issuance of the Series A Notes in the aggregate principal amount of $75,000,000, as such may be amended and supplemented from time to time.

         "Series A Issue Date" means the date on which the Series A Notes were originally issued under the Series A Indenture, October 23, 1996.

         "Series A Notes" means the Company's 9 3/4% Senior Notes due October 15, 2003 issued pursuant to the Series A Indenture, as such may be amended or supplemented from time to time.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.8 hereof.

         "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, means the date specified in the instrument evidencing or governing such Indebtedness as the fixed date an which the principal of such Indebtedness or such installment of interest is due and payable.

         "Subordinated Indebtedness" means Indebtedness of the Company which is expressly subordinated in right of payment to the Senior Notes.

         "Subsidiary" means, with respect to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing similar functions).

         "Transfer Restricted Senior Notes" means Senior Notes that bear or are required to bear the Private Placement Legend.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and in force at the date as of which this Indenture was executed until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.5 hereof.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "Unrestricted Global Note" means a Global Note that does not and is not required to bear a Private Placement Legend.

         "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as
(a) neither the Company nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary; (b) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; (c) such designation as an Unrestricted Subsidiary would be permitted under Section 10.10 hereof; and (d) such designation shall not result in the creation or imposition of any

Lien on any of the Properties of the Company or any Restricted Subsidiary (other than any Permitted Lien or any Lien the creation or imposition of which shall have been in compliance with Section 10.13 hereof); provided, however, that with respect to clause (a), the Company or a Restricted Subsidiary may be liable for Indebtedness of an Unrestricted Subsidiary if (x) such liability constituted a Permitted Investment or a Restricted Payment permitted by Section 10.10 hereof, in each case at the time of incurrence, or (y) the liability would be a Permitted Investment at the time of designation of such Subsidiary as an Unrestricted Subsidiary. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, on a pro forma basis (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Company could incur $1.00 of additional Indebtedness (not including the incurrence of Permitted Indebtedness) under Section 10.11(a) hereof and (iii) if any of the Properties of the Company or any of its Restricted Subsidiaries would upon such designation become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with
Section 10.13 hereof.

         "U.S. Global Note" means a permanent Global Note that contains the paragraphs referred to in footnote 1, the text referred to in footnote 3 and the additional schedule referred to in footnote 4 to the form of the Senior Note attached hereto as Exhibit A, and that is deposited with the Trustee, as custodian for the Depository, and registered in the name of the Depository or its nominee, representing Senior Notes sold in reliance or Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act.

         "VES" means Veritas Energy Services Inc., a Delaware corporation.

         "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

         "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

         "Wholly Owned Restricted Subsidiary" means (a) any Restricted Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, controls the management and business of such Restricted Subsidiary and derives the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary, and (b) any Foreign Restricted Subsidiary so long as the direct or indirect ownership interest of the Company therein is no less than at the Series A Issue Date.

         Section 1.2 Other Definitions.


                                         Term                                         Defined
                                         ----                                      in Section
                                                                                   ----------
         "Change of Control Notice".........................................         10.14(c)
         "Change of Control Offer"..........................................         10.14(a)
         "Change of Control Purchase Date"..................................         10.14(c)
         "Change of Control Purchase Price".................................         10.14(a)
         "Defaulted Interest"...............................................              3.8
         "Excess Proceeds"..................................................         10.15(b)
         "Net Proceeds Deficiency"..........................................         10.15(c)
         "Net Proceeds Offer"...............................................         10.15(c)
         "Net Proceeds Payment Date"........................................         10.15(c)
         "Offered Price"....................................................         10.15(c)
         "Payment Amount"...................................................         10.15(c)
         "Payment Restriction".............................................             10.17
         "Private Placement Legend".........................................        3.6(e)(i)
         "Purchase Notice"..................................................         10.15(c)
         "Restricted Payment"...............................................         10.10(a)
         "Surviving Entity".................................................           8.1(a)
         "Trigger Date".....................................................         10.15(c)
         "U.S. Government Obligations"......................................          12.4(a)



         Section 1.3 Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Senior Notes,

                  "indenture security holder" means a Holder,

                  "indenture to be qualified" means this Indenture,

                  "indenture trustee" or "institutional trustee" means the Trustee, and

                  "obligor" on the indenture securities means the Company or any other obligor on the Securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

         Section 1.4 Rules of Construction.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

         (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP and all accounting calculations will be determined in accordance with GAAP;

         (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

         (d) the masculine gender includes the feminine and the neuter;

         (e) a "day" means a calendar day;

         (f) the term "merger" includes a statutory share exchange and the term "merged" has a correlative meaning; and

         (g) references to agreements and other instruments include subsequent amendments and waivers but only to the extent not prohibited by this Indenture.

                                   ARTICLE II

                                SENIOR NOTE FORMS

         Section 2.1 Forms Generally.

         (a) General. The Senior Notes, together with the Trustee's certificate of authentication, shall be substantially in the form set forth in Exhibit A hereto and shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced by any other method permitted by the rules of any securities exchange on which the Senior Notes may be listed, as evidenced by the execution of such Senior Notes. The Senior Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Senior Note shall be dated the date of its authentication. The Senior Notes shall be in denominations of $1,000 and integral multiples thereof.

         The Initial Senior Notes and the Exchange Notes shall be considered collectively to be a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

         The terms and provisions contained in the Senior Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         (b) Global Notes. Initial Senior Notes shall be issued initially in the form of one or more permanent Global Notes in definitive fully registered form without coupons. Initial Senior Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more U.S. Global Notes, which shall be deposited on behalf of the purchasers of the Initial Senior Notes represented thereby with the Trustee, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Initial Senior Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Global Note, which shall be deposited on behalf of the purchasers of such Initial Senior Notes represented thereby with the Trustee, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. During the "40-day distribution compliance period" (as defined in Regulation S), beneficial interests in the Regulation S Global Note shall be held only through Euroclear or Cedel, and, pursuant to the Depository's procedures, Indirect Participants that hold a beneficial interest in the Regulation S Global Note shall not be able to transfer such interest to a Person that takes delivery thereof in the form of an interest in the U.S. Global Notes. Following the termination of the 40-day distribution compliance period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in U.S. Global Notes and beneficial interests in the U.S. Global Notes may be exchanged for beneficial interests in the Regulation S Global Note, pursuant to the Applicable Procedures. The principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

         Each Global Note shall represent such of the outstanding Senior Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of Outstanding Senior Notes from time to time endorsed on Schedule A thereto and that the aggregate amount of Outstanding Senior Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement on Schedule A of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Senior Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 3.6 hereof.

         The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel shall be applicable to interests in the Regulation S Global Note that are held by Participants through Euroclear or Cedel. The Trustee shall have no obligation to notify Holders of any such procedures or to monitor or enforce compliance with the same.

         Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as custodian for the Depository or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

         (c) Certificated Senior Notes. Senior Notes issued in definitive, nonglobal form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1, 3 and 4 thereto).

         (d) Provisions Applicable to Forms of Notes. The Senior Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks or identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any applicable law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may be determined consistently herewith by the Officers of the Company executing such Senior Notes, as conclusively evidenced by their execution of such Senior Notes. All Senior Notes will be otherwise substantially identical except as provided herein.

                                   ARTICLE III

                                THE SENIOR NOTES

         Section 3.1 Title and Terms.

         The aggregate principal amount of Initial Senior Notes which may be authenticated and delivered under this Indenture for original issue is limited to $60,000,000, and the aggregate principal amount of Exchange Notes which may be authenticated and delivered under this Indenture for original issue is limited to $60,000,000. The aggregate principal amount of Senior Notes Outstanding at any one time may not exceed such amount except as provided in
Section 3.7 hereof.

         The Initial Senior Notes shall be known and designated as the "9 3/4% Senior Notes due 2003, Series B" of the Company, and the Exchange Notes shall be known and designated as the "9 3/4% Senior Notes due 2003, Series C" of the Company. The Stated Maturity of the Senior Notes shall be October 15, 2003, and they shall bear interest at the rate of 9 3/4% per annum from October 28, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in cash in arrears on April 15 and October 15 in each year, commencing April 15, 1999, and at said Stated Maturity, until the principal thereof is paid or duly provided for.

         The principal of (and premium, if any, on) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in the City of New York provided, however, that, at the option of the Company, interest may be paid on Certificated Senior Notes on or before the due date (i) by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register, or (ii) with respect to any Holder owning Senior Notes in the principal amount of $500,000 or more, by wire transfer to an account maintained by the Holder located in the United States, as specified in a written notice to the Trustee by any such Holder requesting payment by wire transfer and specifying the account to which transfer is requested.

         The Senior Notes shall rank pari passu in right of payment with the Series A Notes and senior in right of payment to all Subordinated
Indebtedness.

         The Senior Notes shall be redeemable as provided in Article XI hereof.

         The Senior Notes shall be subject to defeasance at the option of the Company as provided in Article XII hereof.

         Section 3.2 Denominations.

         The Senior Notes shall be issuable only in denominations of $1,000 and any integral multiple thereof.

         Section 3.3 Execution, Authentication, and Dating.

         The Senior Notes shall be executed on behalf of the Company by its Chairman of the Board, its President or a Vice President of the Company, under its corporate seal affixed thereto or reproduced thereon and attested by its Secretary or an Assistant Secretary of the Company. The signature of any of these officers on the Senior Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Senior Notes.

         Senior Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Senior Notes or did not hold such offices at the date of such Senior Notes.

         At any time after the execution and delivery of this Indenture, the Company may deliver Senior Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Senior Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Senior Notes; provided, however, the Trustee shall authenticate (i) Initial Senior Notes for original issue in an aggregate principal amount not to exceed $60,000,000 and (ii) Exchange Notes for issue only in the Exchange Offer for a like principal amount of Initial Senior Notes exchanged in such Exchange Offer, in each case upon the receipt of a Company Order directing the Trustee to authenticate such Senior Notes and certifying that all conditions precedent to the issuance of the relevant Senior Notes contained herein have been complied with.

         Each Senior Note shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Senior Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Senior Note shall be conclusive evidence, and the only evidence, that such Senior Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

         In case the Company, pursuant to and in compliance with Article VIII hereof, shall be consolidated or merged with or into any other Person or shall sell, convey, transfer, lease or otherwise dispose of all or substantially all of its Properties to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a sale, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article VIII hereof, any of the Senior Notes authenticated or delivered prior to such sale, consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person be exchanged for other Senior Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Senior Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Senior Notes as specified in such request for the purpose of such exchange. If Senior Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Senior Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Senior Notes at the time Outstanding for Senior Notes authenticated and delivered in such new name.

         Section 3.4 Temporary Securities.

         Pending the preparation of definitive Senior Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Senior Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Senior Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Senior Notes may determine, as conclusively evidenced by their execution of such Senior Notes.

         If temporary Senior Notes are issued, the Company will cause definitive Senior Notes to be prepared without unreasonable delay. After the preparation of definitive Senior Notes, the temporary Senior Notes shall be exchangeable for definitive Senior Notes upon surrender of the temporary Senior Notes at the office or agency of the Company designated for such purpose pursuant to Section
10.2 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Senior Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Senior Notes of like tenor and of authorized denominations. Until so exchanged, the temporary Senior Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Senior Notes.

         Section 3.5 Security Register and Registrar.

         The Company shall cause to be kept a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Senior Notes and of transfers of Senior Notes. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times and during normal business hours, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar" or "Registrar") for the purpose of registering Senior Notes and transfers of Senior Notes as herein provided.

         Section 3.6 Transfer and Exchange.

                  (a) Transfer and Exchange of Global Notes. The transfer and exchange of beneficial interests in Global Notes shall be effected through the Depository, in accordance with this Indenture and the Applicable Procedures. Beneficial interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the Applicable Procedures and, in the case of a Transfer Restricted Senior Note, the transfer restrictions set forth in the legend in subsection (e) of this Section 3.6. Transfers of beneficial interests in the Global Notes to Persons required to take delivery thereof in the form of an interest in another Global Note shall be permitted as follows:

                      (i) U.S. Global Note to Regulation S Global Note. Prior to the expiration of the 40-day distribution compliance period, an owner of a beneficial interest in a U.S. Global Note deposited with the Depository (or the Trustee) will not be permitted to transfer its interest to a Person who wishes to take delivery thereof in the form of an interest in the Regulation S Global Note. If, at any time after the expiration of the 40-day distribution compliance period, an owner of a beneficial interest in a U.S. Global Note deposited with the Depository (or the Trustee) wishes to transfer its beneficial interest in such U.S. Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a Regulation S Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S Global Note as provided in this Section 3.6(a)(i). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the Regulation S Global Note in an amount equal to the beneficial interest in the U.S. Global Note to be transferred,
                           (2) a written order given in accordance with the Applicable Procedures containing information regarding the

                           Participant account of the Depository and the Euroclear or Cedel account to be credited with such increase, and, in the case of Global Notes that are Transfer Restricted Senior Notes, (3) a certificate in the form of Exhibit B-1 hereto given by the owner of such beneficial interest stating that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S, then the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount of the applicable U.S. Global Note and to increase or cause to be increased the aggregate principal amount of the Regulation S Global Note by the principal amount of the beneficial interest in the U.S. Global Note to be exchanged or transferred, to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the Regulation S Global Note equal to the reduction in the aggregate principal amount of such U.S. Global Note, and to debit, or cause to be debited, from the account of the Person making such exchange or transfer the beneficial interest in the U.S. Global Note that is being transferred.

                      (ii) Regulation S Global Note to U.S. Global Note. Prior
                           to the expiration of the 40-day distribution compliance period, an owner of a beneficial interest in the Regulation S Global Note deposited with the Depository (or the Trustee) will not be permitted to transfer its interest to a Person who wishes to take delivery thereof in the form of an interest in a U.S. Global Note. If, at any time after the expiration of the 40-day distribution compliance, an owner of a beneficial interest in a Regulation S Global Note deposited with the Depository (or with the Trustee) wishes to transfer its beneficial interest in such Regulation S Global Note to a Person who is required or permitted to take delivery thereof in the form of an interest in a U.S. Global Note, such owner shall, subject to the Applicable Procedures, exchange or cause the exchange of such interest for an equivalent beneficial interest in a U.S. Global Note as provided in this Section 3.6(a)(ii). Upon receipt by the Trustee of (1) instructions from Euroclear or Cedel, if applicable, and the Depository, directing the Trustee, as Registrar, to credit or cause to be credited a beneficial interest in the applicable U.S. Global Note equal to the beneficial interest in the Regulation S Global Note to be transferred, such instructions to contain information regarding the Participant account with the Depository to be credited with such increase, (2) a written order given in accordance with the Applicable Procedures containing information regarding the participant account of the Depository and, in the case of Global Notes that are Transfer Restricted Senior Notes, (3) a certificate in the form of Exhibit B-2 attached hereto given by the owner of such beneficial interest stating (A) if the transfer is pursuant to Rule 144A, that the Person transferring such interest in the Regulation S Global Note reasonably believes that the Person acquiring such interest in a U.S. Global Note is a QIB and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and any applicable blue sky or securities laws of any state of the United States, (B) that the transfer complies with the requirements of Rule 144 under the Securities Act or is being effected pursuant to an effective registration statement under the Securities Act, (C) if the transfer is to an Institutional Accredited Investor that such transfer is in compliance with the Securities Act and that a certificate in the form of Exhibit C attached hereto is attached thereto, together with, if the Company should so request, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act or (D) if the transfer is pursuant to any other exemption from the registration requirements of the Securities Act, that the transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the requirements of the exemption claimed, such statement to be supported by an Opinion of Counsel from the transferee or the transferor in form reasonably acceptable to the Company and to the Registrar and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction, then the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount of such Regulation S Global Note and to increase or cause to be increased the aggregate principal amount of the applicable U.S. Global Note by the principal amount of the beneficial interest in the Regulation S Global Note to be transferred, and the Trustee, as Registrar, shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable U.S. Global Note equal to the reduction in the aggregate principal amount of such Regulation S Global Note and to debit or cause to be debited from the account of the Person making such transfer the beneficial interest in the Regulation S Global Note that is being transferred.

                     (iii) U.S. Global Note to Institutional Accredited
                           Investor. If, at any time, an owner of a beneficial interest in a U.S. Global Note deposited with the Depository (or the Trustee) wishes to transfer its beneficial interest in such U.S. Global Note to a Person who is an Institutional Accredited Investor, such owner shall, subject to the Applicable Procedures and the other provisions of this Section 3.6, exchange or cause the exchange of such interest for an equivalent beneficial interest in a U.S. Global Note as provided in this Section 3.6(a)(iii). Upon receipt by the Trustee of (1) instructions given in accordance with the Applicable Procedures from a Participant directing the Trustee to credit or cause to be credited a beneficial interest in the U.S. Global Note in an amount equal to the beneficial interest in the U.S. Global Note to be exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account of the Depository to be credited with such increase, and, in the case of Global Notes that are Transfer Restricted Senior Notes,
                                    (3) a certificate substantially in the form of Exhibit C hereto given by the proposed transferee, and, if the Company should so request, an Opinion of Counsel provided by the transferor or the transferee (a copy of which the transferor attaches to such certificate), in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act, then the Trustee, as Registrar, shall instruct the Depository to credit or cause to be credited to the account of the Person specified in such instructions, a beneficial interest in the appropriate U.S. Global Note equal to the aggregate principal amount being transferred, and to debit, or cause to be debited, from the account of the Person making such transfer the beneficial interest in the U.S. Global Note that is being transferred.

                  (b) Transfer and Exchange of Certificated Senior Notes. When Certificated Senior Notes are presented by a Holder to the Registrar with a request to register the transfer of the Certificated Senior Notes or to exchange such Certificated Senior Notes for an equal principal amount of Certificated Senior Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Certificated Senior Notes are presented or surrendered for registration of transfer or exchange, are endorsed (or are accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing), contain a signature guarantee and, in the case of Certificated Senior Notes that are Transfer Restricted Senior Notes, the Registrar receives the following additional information and documentation (all of which may be submitted by facsimile):

                           (i) if such Transfer Restricted Senior Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Transfer Restricted Senior Note is being transferred
                                    (A) to the Company or any of its
                                    Subsidiaries or (B) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto);

                           (ii) if such Transfer Restricted Senior Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in an offshore transaction pursuant to and in compliance with Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto); or

                           (iii) if such Transfer Restricted Senior Note is being transferred in reliance on any other exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B-3 hereto), if the Company should so request, an Opinion of Counsel from such Holder or the transferee, in form reasonably acceptable to the Company and to the Registrar, to the effect that such transfer is in compliance with the Securities Act and if such transferee is an Institutional Accredited Investor, a certification substantially in the form of Exhibit C hereto.

                  (c) Transfer of a Beneficial Interests in Global Notes for Certificated Senior Notes.

                           (i)      The Global Notes that are Transfer
                                    Restricted Senior Notes or the Unrestricted
                                    Global Notes, as the case may be, shall be exchanged by the Company as a whole for one or more Certificated Senior Notes in an equal aggregate principal amount and representing Initial Senior Notes or Exchange Notes, as the case may be, if the Depository has notified the Company that it is unwilling or unable to continue as Depository and a successor to the Depository is not appointed by the Company within 90 calendar days. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder thereof, exchange all or part of a Global Note that is a Transfer Restricted Senior Note or an Unrestricted Global Note, as the case may be, for one or more Certificated Senior Notes representing Initial Senior Notes or Exchange Notes, as the case may be; provided that the principal amount of each of such Certificated Senior Notes, and such Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever a Global Note is exchanged as a whole for one or more Certificated Senior Notes, it shall be surrendered by the Holder thereof to the Trustee for cancellation as provided in
                                    Section 3.10. Whenever a Global Note is
                                    exchanged in part for one or more
                                    Certificated Senior Notes, it shall be
                                    surrendered by the Holder thereof to the Trustee and the Trustee shall make the appropriate notations to Schedule A thereof pursuant to Section 2.1 hereof. All Certificated Senior Notes or Exchange Notes, as the case may be, issued in exchange for a Global Note or any portion thereof shall be registered in such names, and delivered to such Persons, as the Depository shall instruct the Trustee. Any Certificated Senior

                                    Notes issued pursuant to this Section
                                    3.6(c)(i) shall include the Private
                                    Placement Legend, except as otherwise
                                    provided in this Section 3.6. Interests in a Global Note may not be exchanged for Certificated Senior Notes other than as provided in this Section 3.6. If a beneficial interest in a Transfer Restricted Senior Note is being transferred, the following additional documents and information must be submitted to the Registrar (including by facsimile):

                                    (A)     if such beneficial interest is being
                                            transferred to the Person designated
                                            by the Depository as being the
                                            beneficial owner or to the Company
                                            or any of its Subsidiaries, a
                                            certification to that effect from
                                            such Person (in substantially the
                                            form of Exhibit B-4 hereto);

                                    (B)     if such beneficial interest is being
                                            transferred to a QIB in accordance
                                            with Rule 144A under the Securities
                                            Act or pursuant to an exemption from
                                            registration in accordance with Rule
                                            144 under the Securities Act or in
                                            an offshore transaction pursuant to
                                            and in compliance with Rule 904
                                            under the Securities Act or pursuant
                                            to an effective registration
                                            statement under the Securities Act,
                                            a certification to that effect from
                                            the transferor (in substantially the
                                            form of Exhibit B-4 hereto);

                                    (C)     if such beneficial interest is being
                                            transferred in reliance on any other
                                            exemption from the registration
                                            requirements of the Securities Act,
                                            a certification to that effect from
                                            the transferor (in substantially the
                                            form of Exhibit B-4 hereto), if the
                                            Company should so request, an
                                            Opinion of Counsel from the
                                            transferee or the transferor, in
                                            form reasonably acceptable to the
                                            Company and to the Registrar, to the
                                            effect that such transfer is in
                                            compliance with the Securities Act,
                                            and if such transferee is an
                                            Institutional Accredited Investor, a
                                            certification substantially in the
                                            form of Exhibit C hereto,

                                    in which case the Trustee, as custodian for the Depository, shall, in accordance with the standing instructions and procedures existing between the Depository and the Trustee, cause the aggregate principal amount of U.S. Global Notes or Regulation S Global Notes, as applicable, to be reduced accordingly and, following such reduction, the Company shall execute and, the Trustee shall authenticate and deliver to the transferee a Certificated Senior Note in the appropriate principal amount.

                           (ii) Certificated Senior Notes issued in exchange for a beneficial interest in a U.S. Global Note or Regulation S Global Note, as applicable, pursuant to this Section 3.6(c) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its Participants or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Senior Notes to the Persons in whose names such Senior Notes are so registered. Following any such issuance of Certificated Senior Notes, the Trustee, as Registrar, shall instruct the Depository to reduce or cause to be reduced the aggregate principal amount at maturity of the applicable Global Note to reflect the transfer.

                  (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (e) of this Section 3.6), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Any Holder of a beneficial interest in a Global Note shall, by acceptance of such Global Note, be deemed to have agreed that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Senior Notes represented hereby shall be required to be reflected in book entry form.

                  (e)      Legends.

                           (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Senior Note certificate evidencing a Global Note or Certificated Senior Note (and all Senior Notes issued in exchange therefor or substitution thereof) shall bear a legend (the "Private Placement Legend") in substantially the following form:

                                    THE SECURITY (OR ITS PREDECESSOR) EVIDENCED
                                    HEREBY WAS ORIGINALLY ISSUED IN A
                                    TRANSACTION EXEMPT FROM REGISTRATION UNDER
                                    SECTION 5 OF THE U.S. SECURITIES ACT OF
                                    1933, AS AMENDED (THE "SECURITIES ACT"), AND
                                    THE SECURITY EVIDENCED HEREBY MAY NOT BE
                                    OFFERED, SOLD OR OTHERWISE TRANSFERRED IN
                                    THE ABSENCE OF SUCH REGISTRATION OR AN
                                    APPLICABLE EXEMPTION THEREFROM. EACH
                                    PURCHASER OF THE SECURITY EVIDENCED HEREBY
                                    (1) BY ITS ACQUISITION HEREOF REPRESENTS
                                    THAT (A) IT IS A "QUALIFIED INSTITUTIONAL
                                    BUYER" (AS DEFINED IN RULE 144A UNDER THE
                                    SECURITIES ACT) OR (B) IT IS NOT A U.S.
                                    PERSON AND IS ACQUIRING THE SECURITY
                                    EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION
                                    IN

                                    COMPLIANCE WITH REGULATION S UNDER THE
                                    SECURITIES ACT AND (2) IS HEREBY NOTIFIED
                                    THAT THE SELLER MAY BE RELYING ON THE
                                    EXEMPTION FROM THE PROVISIONS OF SECTION 5
                                    OF THE SECURITIES ACT PROVIDED BY RULE 144A
                                    THEREUNDER OR ANOTHER EXEMPTION UNDER THE
                                    SECURITIES ACT. THE HOLDER OF THE SECURITY
                                    EVIDENCED HEREBY AGREES FOR THE BENEFIT OF
                                    THE COMPANY THAT (X) SUCH SECURITY MAY BE
                                    RESOLD, PLEDGED OR OTHERWISE TRANSFERRED
                                    ONLY (i) (a) TO A PERSON WHO THE SELLER
                                    REASONABLY BELIEVES IS A QUALIFIED
                                    INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A
                                    UNDER THE SECURITIES ACT) IN A TRANSACTION
                                    MEETING THE REQUIREMENTS OF RULE 144A, (b)
                                    IN A TRANSACTION MEETING THE REQUIREMENTS OF
                                    RULE 144 UNDER THE SECURITIES ACT, (c)
                                    OUTSIDE THE UNITED STATES TO A NON-U.S.
                                    PERSON IN A TRANSACTION MEETING THE
                                    REQUIREMENTS OF RULE 904 UNDER THE
                                    SECURITIES ACT OR (d) IN ACCORDANCE WITH
                                    ANOTHER EXEMPTION FROM THE REGISTRATION
                                    REQUIREMENTS OF THE SECURITIES ACT (AND
                                    BASED UPON AN OPINION OF COUNSEL IF THE
                                    COMPANY SO REQUESTS), (ii) TO THE COMPANY,
                                    OR (iii) PURSUANT TO AN EFFECTIVE
                                    REGISTRATION STATEMENT AND, IN EACH CASE, IN
                                    ACCORDANCE WITH THE APPLICABLE SECURITIES
                                    LAWS OF ANY STATE OF THE UNITED STATES OR
                                    ANY OTHER APPLICABLE JURISDICTION AND (Y)
                                    THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER
                                    IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE
                                    SECURITY EVIDENCED HEREBY OF THE RESALE
                                    RESTRICTIONS SET FORTH IN (X) ABOVE.

                           (ii) Upon any sale or transfer of a Transfer Restricted Senior Note (including any Transfer Restricted Senior Note represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                                    (A)     in the case of any Transfer
                                            Restricted Senior Note that is a
                                            Certificated Senior Note, the
                                            Registrar shall permit the Holder
                                            thereof to exchange such Transfer
                                            Restricted Senior Note for a
                                            Certificated Senior Note that does
                                            not bear the legend set forth in (i)
                                            above and rescind any restriction on
                                            the transfer of such Transfer
                                            Restricted Senior Note upon receipt
                                            of a
                                            certification from the transferring
                                            Holder substantially in the form of
                                            Exhibit B-4 hereto; and

                                    (B)     in the case of any Transfer
                                            Restricted Senior Note represented
                                            by a Global Note, such Transfer
                                            Restricted Senior Note shall not be
                                            required to bear the legend set
                                            forth in (i) above, but shall
                                            continue to be subject to the
                                            provisions of Section 3.6(a) and (c)
                                            hereof; provided, however, that with
                                            respect to any request for an
                                            exchange of a Transfer Restricted
                                            Senior Note that is represented by a
                                            Global Note for a Certificated
                                            Senior Note that does not bear the
                                            legend set forth in (i) above, which
                                            request is made in reliance upon
                                            Rule 144 or pursuant to an effective
                                            registration statement, the Holder
                                            thereof shall certify in writing to
                                            the Registrar that such request is
                                            being made pursuant to Rule 144 or
                                            pursuant to an effective
                                            registration statement (such
                                            certification to be substantially in
                                            the form of Exhibit B-4 hereto).

                           (iii) Upon any sale or transfer of a Transfer Restricted Senior Note (including any Transfer Restricted Senior Note represented by a Global Note) in reliance on any exemption from the registration requirements of the Securities Act (other than exemptions pursuant to Rule 144A or Rule 144 under the Securities Act) in which the Holder or the transferee provides an Opinion of Counsel to the Company and the Registrar in form and substance reasonably acceptable to the Company and the Registrar (which Opinion of Counsel shall also state that the transfer restrictions contained in the legend are no longer applicable):

                                    (A)     in the case of any Transfer
                                            Restricted Senior Note that is a
                                            Certificated Senior Note, the
                                            Registrar shall permit the Holder
                                            thereof to exchange such Transfer
                                            Restricted Senior Note for a
                                            Certificated Senior Note that does
                                            not bear the legend set forth in (i)
                                            above and rescind any restriction on
                                            the transfer of such Transfer
                                            Restricted Senior Note; and

                                    (B)     in the case of any Transfer
                                            Restricted Senior Note represented
                                            by a Global Note, such Transfer
                                            Restricted Senior Note shall not be
                                            required to bear the legend set
                                            forth in (i) above, but shall
                                            continue to be subject to the
                                            provisions of Section 3.6(a) and (c)
                                            hereof.

                           (iv) By its acceptance of any Initial Senior Note represented by a certificate bearing the Private Placement Legend, each Holder of, and beneficial owner of an interest in, such Initial Senior Note shall be deemed to have acknowledged the restrictions on transfer of such Initial Senior Note set forth in the Private Placement Legend and under the heading "Transfer Restrictions" in the Offering Memorandum and agreed that it will transfer such Initial Senior Note only in accordance with the Private Placement Legend and the restrictions set forth under the heading "Transfer Restrictions" in the Offering Memorandum.

                           (v) Notwithstanding the foregoing, upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 3.3 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in aggregate principal amount equal to the principal amount of the restricted beneficial interests validly tendered and not properly withdrawn by Persons that certify in the letter of transmittal delivered in the Exchange Offer that they are not (x) Persons participating in the distribution of the Exchange Notes or (y) Persons who are affiliates (as defined in Rule 144 under the Securities Act) of the Company and accepted Exchange Notes for exchange in the Exchange Offer and (ii) Certificated Senior Notes that do not bear the Private Placement Legend in an aggregate principal amount equal to the principal amount of the Certificated Senior Notes that are Transfer Restricted Senior Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Senior Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes to be reduced accordingly and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Certificated Senior Notes so accepted Certificated Senior Notes in the appropriate principal amount.

                  (f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Senior Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with
Section 3.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Senior Notes, redeemed, repurchased or canceled, the principal amount of Senior Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee to reflect such reduction.

                  (g) General Provisions Relating to Transfers and Exchanges.

                           (i) To permit registrations of transfers and exchanges, the Company shall execute and, upon the written order of the Company signed by an

                                    Officer of the Company, the Trustee shall authenticate Global Notes and Certificated Senior Notes at the Registrar's request.

                           (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.3, 9.6, 10.14, 10.15 and 11.8 hereof).

                           (iii) All Global Notes and Certificated Senior Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Senior Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Senior Notes surrendered upon such registration of transfer or exchange.

                           (iv) The Registrar shall not be required: (A) to issue, to register the transfer of or to exchange Senior Notes during a period beginning at the opening of business fifteen
                                    (15) days before the day of any selection of Senior Notes for redemption under Section
                                    11.4 hereof and ending at the close of
                                    business on the day of selection, (B) to register the transfer of or to exchange any Senior Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part, or (C) to register the transfer of or to exchange a Senior Note between a Record Date and the next succeeding Interest Payment Date.

                           (v)      Prior to due presentment for the
                                    registration of a transfer of any Senior
                                    Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of and interest on such Senior Notes and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                           (vi) The Trustee shall authenticate Global Notes and Certificated Senior Notes in accordance with the provisions of Section 3.3 hereof.

         Section 3.7 Mutilated, Destroyed, Lost and Stolen Senior Notes.

         If (i) any mutilated Senior Note is surrendered to the Trustee or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Senior Notes, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Senior Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Senior Note or in lieu of any such destroyed, lost or stolen Senior Note, a new Senior Note of like principal amount bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Senior Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Senior Note, pay such Senior Note.

         Upon the issuance of any new Senior Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Senior Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Senior Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Senior Notes duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         Section 3.8 Payment of Interest; Interest Rights Preserved.

         Interest on any Senior Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to
Section 10.2 hereof.

         Any interest on any Senior Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Senior Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause
(a) or (b) below:

         (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Senior Notes (or one or more Predecessor Senior Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Senior Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, and such money when deposited shall be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in
Section 13.5 hereof, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Senior Notes (or their respective Predecessor Senior Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

         (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Senior Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Senior Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         Section 3.9 Persons Deemed Owners.

         Prior to the due presentment of a Senior Note for registration of transfer, the Company, the Security Registrar, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Senior Note is registered as the owner of such Senior Note for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 3.8 hereof) interest on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note be overdue, and none of the Company, the Security Registrar, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

         Section 3.10 Cancellation.

         All Senior Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Senior Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Senior Notes so delivered shall be promptly canceled by the Trustee. No Senior Notes shall be authenticated in lieu of or in exchange for any Senior

Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Senior Notes held by the Trustee shall be disposed of as directed by a Company Order or in accordance with the Trustee's usual practice; provided, however, that the Trustee shall not be required to destroy canceled Senior Notes.

         Section 3.11 Computation of Interest.

         Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

         Section 4.1 Satisfaction and Discharge of Indenture.

         This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Senior Notes, as expressly provided for in this Indenture) as to all Outstanding Senior Notes, and the Trustee, at the expense of the Company, shall, upon payment of all amounts due the Trustee under Section 6.6 hereof, execute proper instruments acknowledging satisfaction and discharge of this Indenture when

         (a)      either

                  (1) all Senior Notes theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.7 hereof and (ii) Senior Notes for whose payment money or United States governmental obligations of the type described in clause (i) of the definition of Cash Equivalents have theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3 hereof) have been delivered to the Trustee for cancellation, or

                  (2) all such Senior Notes not theretofore delivered to the Trustee for cancellation

                           (i) have become due and payable, or

                           (ii) will become due and payable at their Stated Maturity within one year, or

                           (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (2)(i), (2)(ii) or (2)(iii) above, has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such Senior Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any), interest and Liquidated Damages to the date of such deposit (in the case of Senior Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

         (b) the Company has paid or caused to be paid all other sums then due and payable hereunder by the Company; and

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.6 hereof and, if money shall have been deposited with the Trustee pursuant to this Section, the obligations of the Trustee under Section 4.2 hereof and the last paragraph of
Section 10.3 hereof shall survive.

         Section 4.2 Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 10.3 hereof, all money deposited with the Trustee pursuant to Section 4.1 hereof shall be held in trust and applied by it, in accordance with the provisions of the Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any), interest and Liquidated Damages, if any, for whose payment such money has been deposited with the Trustee.

                                    ARTICLE V

                                    REMEDIES

         Section 5.1 Events of Default.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of the principal of or premium, if any, on any of the Senior Notes when the same becomes due and payable, whether such payment is due at Stated Maturity, upon redemption, upon repurchase pursuant to a Change of Control Offer or a Net Proceeds Offer, upon acceleration or otherwise; or

         (b) default in the payment of any installment of interest or Liquidated Damages, if any, on any of the Senior Notes, when it becomes due and payable, and the continuance of such default for a period of 30 days; or

         (c) default in the performance or breach of the provisions of Article VIII hereof, the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 10.14 or the failure to make or consummate a Net Proceeds Offer in accordance with the provisions of Section 10.15; or

         (d) the Company shall fail to perform or observe any other term, covenant or agreement contained in the Senior Notes or this Indenture (other than a default specified in subparagraph (a), (b) or (c) above) for a period of 30 days after written notice of such failure stating that it is a "notice of default" hereunder and requiring the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Senior Notes then Outstanding; or

         (e) the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of or premium, if any, on or interest on any Indebtedness of the Company (other than the Senior Notes) or any Restricted Subsidiary for money borrowed when due, or any other default resulting in acceleration of any Indebtedness of the Company or any Restricted Subsidiary for money borrowed, provided that the aggregate principal amount of such Indebtedness shall exceed $5,000,000; or

         (f) final judgments or orders rendered against the Company or any Restricted Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount, that is more than $5,000,000 over the coverage under applicable insurance policies and either (A) commencement by any creditor of an enforcement proceeding upon such judgment (other than a judgment that is stayed by reason of pending appeal or otherwise) or (B) the occurrence of a 30-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect: or

         (g) the entry of a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) adjudging the Company or any Restricted Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or any Restricted Subsidiary under the Federal Bankruptcy Code or any applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary or of a substantial part of its consolidated assets, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

         (h) the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any Restricted Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any Restricted Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or any Restricted Subsidiary or of any substantial part of its consolidated assets, or the making by it of an assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due or taking of corporate action by the Company or any Restricted Subsidiary in furtherance of any such action.

         Section 5.2 Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default (other than an Event of Default specified in Section 5.1(g) or (h) hereof) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Senior Notes then Outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes shall, by a notice in writing to the Company, declare all unpaid principal of, premium, if any, accrued and unpaid interest and Liquidated Damages, if any, on all the Senior Notes to be due and payable immediately, upon which declaration all amounts payable in respect of the Senior Notes shall be immediately due and payable. If an Event of Default specified in Section 5.1(g) or (h) hereof occurs and is continuing, the amounts described above shall become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.

         At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

         (a) the Company has paid or deposited with the Trustee a sum sufficient to pay,

                  (1) all overdue interest and Liquidated Damages, if any, on all Outstanding Senior Notes,

                  (2) all unpaid principal of (and premium on) any Outstanding Senior Notes which have become due otherwise than by such declaration of acceleration, including any Senior Notes required to have been purchased on a Change of Control Date or a Net Proceeds Payment Date pursuant to a Change of Control Offer or a Net Proceeds Offer, as applicable, and interest on such unpaid principal at the rate borne by the Senior Notes,

                  (3) to the extent that payment of such interest is lawful, interest on overdue interest, overdue principal and overdue Liquidated Damages, if any, at the rate borne by the Senior Notes (without duplication of any amount paid or deposited pursuant to clauses (1) and
         (2) above), and

                  (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

         (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction as certified to the Trustee by the Company; and

         (c) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on), interest or Liquidated Damages, if any, on Senior Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13 hereof.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Notwithstanding the foregoing, if an Event of Default specified in
Section 5.1(e) hereof shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if the Indebtedness that is the subject of such Event of Default has been repaid, or if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness (provided, in each case, that such repayment, waiver, cure or rescission is effected within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration), and written notice of such repayment, or cure or waiver and rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders or other evidence satisfactory to the Trustee of such events is provided to the Trustee, within 30 days after any such acceleration in respect of the Senior Notes, and so long as such rescission of any such acceleration of the Senior Notes does not conflict with any judgment or decree as certified to the Trustee by the Company.

         Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if

         (a) default is made in the payment of any installment of interest or Liquidated Damages, if any, on any Senior Note when such installment becomes due and payable and such default continues for a period of 30 days, or

         (b) default is made in the payment of the principal of (or premium, if any, on) any Senior Note at the Maturity thereof or with respect to any Senior Note required to have been purchased by the Company on the Change of Control Purchase Date or the Net Proceeds Payment Date pursuant to a Change of Control Offer or Net Proceeds Offer, as applicable, then the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Senior Notes, the whole amount then due and payable on such Senior Notes for principal (and premium, if any), interest and Liquidated Damages, if any, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest or Liquidated Damages, if any, at the rate borne by the Senior Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Senior Notes and collect the money adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Senior Notes, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         Section 5.4 Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, or any other obligor upon the Senior Notes, their creditors or the Property of the Company or of such other obligor, the Trustee (irrespective of whether the principal of the Senior Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or such other obligor for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (a) to file and prove a claim for the whole amount of principal (and premium, if any), interest and Liquidated Damages, if any, owing and unpaid in respect of the Senior Notes and to file such other papers or documents and take any other actions including participation as a full member of any creditor or other committee as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any money or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.6 hereof.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 5.5 Trustee May Enforce Claims Without Possession of Senior Notes.

         All rights of action and claims under this Indenture or the Senior Notes may be prosecuted and enforced by the Trustee without the possession of any of the Senior Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Senior Notes in respect of which such judgment has been recovered.

         Section 5.6 Application of Money Collected.

         Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in the case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Senior Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST:  to the payment of all amounts due the Trustee under
         Section 6.6 hereof;

                  SECOND: to the payment of the amounts then due and unpaid for principal of (and premium, if any, on), interest and Liquidated Damages, if any, on the Senior Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Senior Notes for principal (and premium, if any), interest and Liquidated Damages, if any, respectively; and

                  THIRD:  the balance, if any, to the Company.

         Section 5.7 Limitation on Suits.

         No Holder of any Senior Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

         (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

         (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in aggregate principal amount of the Outstanding Senior Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         Section 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

         Notwithstanding any other provision in this Indenture, the Holder of any Senior Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article XII hereof) and in such Senior Note of the principal of (and premium if any, on) and (subject to Section 3.8 hereof) interest and Liquidated Damages, if any, on, such Senior Note on the respective Stated Maturities expressed in such Senior Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         Section 5.9 Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to

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



any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereunder and all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         Section 5.10 Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Notes in the last paragraph of
Section 3.7 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.11 Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Senior Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         Section 5.12 Control by Holders.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

         (a) such direction shall not be in conflict with any rule of law or with this Indenture,

         (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

         (c) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders not joining therein.

         Section 5.13 Waiver of Past Defaults.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes may on behalf of the Holders of all the Senior Notes waive any existing Default or Event of Default hereunder and its consequences, except a Default or Event of Default

         (a) in respect of the payment of the principal of (or premium, if any, on), interest or Liquidated Damages, if any, on any Senior Note, or

         (b) in respect of a covenant or provision hereof which under Article IX hereof cannot be modified or amended without the consent of the Holder of each Outstanding Senior Note affected thereby.

         Upon any such waiver, such Default or Event of Default shall cease to exist for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other fault or Event of Default or impair any right consequent thereon.

         Section 5.14 Waiver of Stay, Extension or Usury Laws.

         The Company covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of (premium, if any, on), interest or Liquidated Damages, if any, on the Senior Notes as contemplated herein, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI

                                   THE TRUSTEE

         Section 6.1 Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, and shall be fully protected in so relying, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (i) this paragraph shall not limit the effect of Section
                  6.1(b);

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.12.

         Section 6.2 Certain Rights of Trustee.

         Subject to the provisions of Section 6.1 hereof:

         (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

         (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may reasonably see fit;

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

         (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it in good faith to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

         (i) the Trustee shall not be deemed to have notice or knowledge of any matter unless a Responsible Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at its Corporate Trust Office and such notice references the Senior Notes generally, the Company or this Indenture.

         The Trustee shall not be required to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         Section 6.3 Trustee Not Responsible for Recitals or Issuance of Senior Notes.

         The recitals contained herein and in the Senior Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Senior Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Senior Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of any Senior Notes or the proceeds thereof.

         Section 6.4 May Hold Senior Notes.

         The Trustee, any Paying Agent, any Senior Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Senior Notes and, subject to TIA Sections 310(b) and 311 in the case of the Trustee, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Paying Agent, Senior Note Registrar or such other agent.

         Section 6.5 Money Held in Trust.


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



         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

         Section 6.6 Compensation and Reimbursement.

         The Company agrees:

         (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

         (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's wilful misconduct, negligence or bad faith; and

         (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without wilful misconduct, negligence or bad faith on its part, (i) arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or (ii) in connection with enforcing this indemnification provision.

         The obligations of the Company under this Section 6.6 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or any other termination under any Insolvency or Liquidation Proceeding. As security for the performance of such obligations of the Company, the Trustee shall have a claim and lien prior to the Senior Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for payment of principal of (and premium, if any, on) or interest on particular Senior Notes. Such lien shall survive the satisfaction and discharge of this Indenture or any other termination under any Insolvency or Liquidation Proceeding.

         When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in paragraph (g) or (h) of Section
5.1 of this Indenture, such expenses and the compensation for such services are intended to constitute expenses of administration under any Insolvency or Liquidation Proceeding.

         Section 6.7 Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 6.8 Conflicting Interests.

         The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act; provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) the Series A Indenture and any other indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         Section 6.9 Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10 hereof.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 hereof shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes, delivered to the Trustee and to the Company.

         (d) If at any time:

                  (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Senior Note for at least six months, or

                  (2) the Trustee shall cease to be eligible under Section 6.7 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Senior Note for at least six months, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Senior Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Senior Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. The evidence of such successorship may, but need not be, evidenced by a supplemental indenture.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Senior Notes in the manner provided for in Section 13.5 hereof. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         Section 6.10 Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due it under Section 6.6 hereof, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all money and other Property held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         Section 6.11 Merger, Conversion, Consolidation or Succession to
Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Senior Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Senior Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Senior Notes; and in case at that time any of the Senior Notes shall not have been authenticated, any successor Trustee may authenticate such Senior Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Senior Notes of like tenor or in this Indenture provided; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Senior Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

         Section 6.12 Preferential Collection of Claims Against Company.

         If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Senior Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

         Section 6.13 Notice of Defaults.

         Within 60 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on), interest or Liquidated Damages, if any, on any Senior Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

                                   ARTICLE VII

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

         Section 7.1 Holders' Lists; Holder Communications; Disclosures Respecting Holders.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. Neither the Company nor the Trustee shall be under any responsibility with regard to the accuracy of such list. If the Trustee is not the Security Registrar, the Company shall furnish to the Trustee semi-annually before each Regular Record Date, and at such other times as the Trustee may reasonably request in writing, a list, in such form as the Trustee may reasonably request, as of such date of the names and addresses of the

Holders then known to the Company. The Company and the Trustee shall also satisfy any other requirements imposed upon each of them by TIA Section 312(a).

         Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Senior Notes. Every Holder of Senior Notes, by receiving and holding the same, agrees with the Company, the Security Registrar and the Trustee that none of the Company, the Security Registrar or the Trustee, or any agent of any of them, shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, that each of such Persons shall have the protection of TIA Section 312(c) and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

         Section 7.2 Reports By Trustee.

         Within 60 days after May 15 of each year commencing with May 15, 1999, the Trustee shall transmit by mail to the Holders, as their names and addresses appear in the Security Register, a brief report dated as of such May 15 in accordance with and to the extent required under TIA Section 313(a). The Trustee shall also comply with TIA Sections 313(b) and 313(c).

         The Company shall promptly notify the Trustee in writing if the Senior Notes become listed on any stock exchange or automatic quotation system.

         A copy of each Trustee's report, at the time of its mailing to Holders of Senior Notes, shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Senior Notes are listed.

         Section 7.3 Reports by Company.

         The Company shall:

         (a) file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then the Company shall file with the Trustee such information, documents or reports as required pursuant to Section 10.9 hereof;

         (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

         (c) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), such summaries of any information, documents and reports (without exhibits except to the extent required by TIA Section 313(c)) required to be filed by the Company pursuant to paragraph (a) or (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                  ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         Section 8.1 Company May Consolidate, etc., Only on Certain Terms.

         The Company shall not, in any single transaction or a series of related transactions, merge or consolidate with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any Person or group of Affiliated Persons, and the Company shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of Affiliated Persons, unless at the time and after giving affect thereto:

         (a) either (i) if the transaction is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the Properties of the Company or its Restricted Subsidiaries, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (any such surviving Person or transferee Person being called the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by a supplemental indenture to this Indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Senior Notes and this Indenture, and, in each case, this Indenture shall remain in full force and effect;

         (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries in connection with or as a result of such transaction or transactions as having been incurred at the time of such transaction or transactions), no Default or Event of Default shall have occurred and be continuing;

         (c) except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Company, immediately after giving effect to such transaction or transactions on a pro forma basis, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or transactions;

         (d) except in the case of the consolidation or merger of the Company with or into a Restricted Subsidiary or any Restricted Subsidiary with or into the Company or another Restricted Subsidiary, immediately before and immediately after giving effect to such transaction or transactions on a pro forma basis (assuming that the transaction or transactions occurred on the first day of the period of four full fiscal quarters ending immediately prior to the consummation of such transaction or transactions, with the appropriate adjustments with respect to the transaction or transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) under Section 10.11(a) hereof;

         (e) if any of the Properties of the Company or any of its Restricted Subsidiaries would upon such transaction or series of related transactions become subject to any Lien (other than a Permitted Lien), the creation or imposition of such Lien shall have been in compliance with Section 10.13 hereof; and

         (f) the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) shall have delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, (i) an Officers' Certificate stating that such consolidation, merger, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Indenture and (ii) an Opinion of Counsel stating that the requirements of Section 8.1(a) have been satisfied.

         Section 8.2 Successor Substituted.

         Upon any consolidation of the Company with or merger of the Company into any other corporation or any sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis in accordance with Section 8.1 hereof, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein, and in the event of any such sale, assignment, lease, conveyance, transfer or other disposition, the Company (which term shall for this purpose mean the Person named as the "Company" in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 8.1 hereof), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Senior Notes, and the Company may be dissolved and liquidated and such dissolution and liquidation shall not cause a Change of Control under clause (e) of the definition thereof to occur unless the sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the Properties of the Company and its Restricted Subsidiaries on a consolidated basis to any Person otherwise results in a Change of Control.

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                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

         Section 9.1 Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution and the Trustee upon Company Request, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Senior Notes; or

         (b) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

         (c) to comply with any requirement of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

         (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Sections 6.9 and 6.10 hereof; or

         (e) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture provided that such action shall not adversely affect the interests of the Holders in any material respect; or

         (f) to secure the Senior Notes pursuant to the requirements of Section
10.13 hereof or otherwise.

         Section 9.2 Supplemental Indentures with Consent of Holders.

         With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution and the Trustee upon Company Request may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Senior Note affected thereby:

         (a) change the Stated Maturity of the principal of, or any installment of interest on, any Senior Note, or reduce the principal amount thereof or the rate of interest thereon or any premium

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



thereon, or change the coin or currency in which principal of any Senior Note, any premium, the interest or Liquidated Damages, if any, on any Senior Note is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

         (b) reduce the percentage of aggregate principal amount of the Outstanding Senior Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or the consequences of a default provided for in this Indenture; or

         (c) modify any of the provisions of this Section or Sections 5.13 and
10.19 hereof, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Senior Note affected thereby;

         (d) change the ranking of the Senior Notes in a manner adverse to the Holders or expressly subordinate in right of payment the Senior Notes to any other Indebtedness; or

         (e) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control, or to make and consummate a Net Proceeds Offer with respect to any Asset Sale, or modify any of the provisions or definitions with respect thereto.

         It shall not be necessary for any Act of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Section 9.3 Execution of Supplemental Indentures.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Section 9.4 Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Senior Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

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         Section 9.5 Conformity with Trust Indenture Act.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

         Section 9.6 Reference in Senior Notes to Supplemental Indentures.

         Senior Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Senior Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Senior Notes of like tenor.

         Section 9.7 Notice of Supplemental Indentures and Waivers.

         Promptly after (i) the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.2 hereof or (ii) a waiver under Section 5.13 or 10.19 hereof becomes effective, the Company shall give notice thereof to the Holders of each Outstanding Senior Note affected, in the manner provided for in Section 13.5 hereof, setting forth in general terms the substance of such supplemental indenture or waiver, as the case may be.

                                    ARTICLE X

                                    COVENANTS

         Section 10.1 Payment of Principal, Premium, if any, Interest and Liquidated Damages, if any.

         The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on), interest and Liquidated Damages, if any, on the Senior Notes in accordance with the terms of the Senior Notes and this Indenture. The Company shall notify the Trustee and any Paying Agent immediately upon the occurrence of any Registration Default (as defined in the Registration Rights Agreement) obligating the Company to pay Liquidated Damages, and the Company shall notify the Trustee and any Paying Agent as soon as practicable prior to any Interest Payment Date of the amount of Liquidated Damages payable to each Holder on such date.

         Section 10.2 Maintenance of Office or Agency.

         The Company shall maintain an office or agency where Senior Notes may be presented or surrendered for payment, where Senior Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Corporate Trust Office shall be such office or agency of the

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



Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the aforementioned office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. Further, if at any time there shall be no such office or agency in The City of New York where the Senior Notes may be presented or surrendered for payment, the Company shall forthwith designate and maintain such an office or agency in The City of New York, in order that the Senior Notes shall at all times be payable in The City of New York. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

         Section 10.3 Money for Senior Note Payments to Be Held in Trust.

         If the Company shall at any time act as its own Paying Agent, it shall, on or before 11:00 a.m., Eastern time, on each due date of the principal of (and premium, if any, on), interest or Liquidated Damages, if any, on any of the Senior Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any), interest or Liquidated Damages, if any, so becoming due until such sum shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for the Senior Notes, it will on or before 11:00 a.m., Eastern time, on each due date of the principal of (and premium, if any, on), interest or Liquidated Damages, if any, on, any Senior Notes, deposit with a Paying Agent immediately available funds sufficient to pay the principal (and premium, if any), interest or Liquidated Damages, if any, so becoming due, such funds to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.

         The Company shall cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (a) hold all sums held by it for the payment of the principal of (and premium, if any, on), interest or Liquidated Damages, if any, on Senior Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;


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         (b) give the Trustee notice of any default by the Company (or any other obligor upon the Senior Notes) in the making of any payment of principal (and premium, if any), interest or Liquidated Damages, if any; and

         (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

         Subject to applicable escheat and abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on), interest or Liquidated Damages, if any, on any Senior Note and remaining unclaimed for two years after such principal (and premium, if any), interest or Liquidated Damages, if any, have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         Section 10.4 Corporate Existence.

         Except as expressly permitted by Article VIII hereof, Section 10.15 hereof or other provisions of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence of its Restricted Subsidiaries, rights or franchises, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders.

         Section 10.5 Payment of Taxes; Maintenance of Properties; Insurance.


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         The Company shall or, as applicable, shall cause its Restricted
Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or Property of the Company or any Restricted Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the Property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made in accordance with GAAP.

         The Company shall or, as applicable, shall cause its Restricted Subsidiaries to, cause all material Properties owned by the Company or any Restricted Subsidiary and used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted), all as in the judgment of the Company or such Restricted Subsidiary may be necessary so that its business may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Restricted Subsidiary from discontinuing the maintenance of any of such Properties if such discontinuance is, in the judgment of the Company or such Restricted Subsidiary, as the case may be, desirable in the conduct of the business of the Company or such Restricted Subsidiary and not disadvantageous in any material respect to the Holders. Notwithstanding the foregoing, nothing contained in this Section 10.5 shall limit or impair in any way the right of the Company and its Restricted Subsidiaries to sell, divest and otherwise to engage in transactions that are otherwise permitted by this Indenture.

         The Company shall at all times keep all of its, and cause its Restricted Subsidiaries to keep their, Properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character and in a similar location is usually so insured by corporations similarly situated and owning like Properties.

         The Company or any Restricted Subsidiary may adopt such other plan or method of protection, in lieu of or supplemental to insurance with insurers, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, conforming to the systems of self-insurance maintained by corporations similarly situated and in a similar location and owning like Properties, as may be determined by the Board of Directors of the Company or such Restricted Subsidiary.

         Section 10.6 Limitation on Sale-Leaseback Transactions.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale/Leaseback Transaction unless (a) the Company or such Restricted Subsidiary, as the case may be, would be able to incur Indebtedness (not including the incurrence of Permitted Indebtedness) pursuant to and in an amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction pursuant to Sections 10.11(a) and 10.11(c) hereof,
(b) the Company or

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such Restricted Subsidiary receives proceeds from such Sale/Leaseback
Transaction at least equal to the Fair Market Value of the Property subject thereto and (c) the Company applies an amount in cash equal to the Net Available Proceeds of the Sale/Leaseback Transaction in accordance with the provisions of
Section 10.15 hereof as if such Sale/Leaseback Transaction were an Asset Sale.

         Section 10.7 Limitation on Conduct of Business.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in the conduct of any business other than the businesses being conducted on the Series A Issue Date (such businesses being providing data acquisition, data processing, multi-client data surveys and information services to the petroleum industry) and such other businesses as are reasonably necessary or desirable to facilitate the conduct and operation of such businesses.

         Section 10.8 Statement by Officers as to Default.

         (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company and within 45 days of the end of each of the first, second and third quarters of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal quarter or fiscal year, as applicable, has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and no Default or Event of Default has occurred and is continuing (or, if a Default or Event of Default shall have occurred to either such Officer's knowledge, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto). Such Officers' Certificate shall comply with TIA Section 314(a)(4). For purposes of this
Section 10.8(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

         (b) The Company shall, so long as any of the Senior Notes is outstanding, deliver to the Trustee, upon any of its Officers becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company proposes to take with respect thereto, within 10 days of its occurrence.

         Section 10.9 Provision of Financial Information.

         The Company shall file on a timely basis with the SEC, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company shall also file with the Trustee (with exhibits), and provide to each Holder of Senior Notes (without exhibits), without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date

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on which the Company would be required to file such reports and documents if the
Company were so required and, if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, the Company shall supply at its cost copies of such reports and documents (including any exhibits thereto) to any Holder of Senior Notes, securities analyst or prospective investor promptly upon written request given in accordance with Section 13.4 hereof.

         Section 10.10 Limitation on Restricted Payments.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take the following actions:

                  (i) declare or pay any dividend on, or make any other distribution to holders of, any shares of Capital Stock of the Company (other than dividends or distributions payable solely in shares of Qualified Capital Stock of the Company or in options, warrants or other rights to purchase Qualified Capital Stock of the Company);

                  (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Restricted Subsidiary or except pursuant to a Permitted Investment) or any options, warrants or other rights to acquire such Capital Stock;

                  (iii) make any principal payment on or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Subordinated Indebtedness, except in any case out of the Net Cash Proceeds of any Permitted Indebtedness referred to in clause
         (ix) of the definition thereof, or

                  (iv) make any Restricted Investment;

(such payments or other actions described in clauses (i) through (iv) being collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the amount determined by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (A) no Default or Event of Default shall have occurred and be continuing, (B) the Company could incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) in accordance with Section 10.11(a) hereof and (C) the aggregate amount of all Restricted Payments declared or made after the Series A Issue Date shall not exceed the sum (without duplication) of the following:

         (1) 50% of the Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on August 1, 1996 and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such Consolidated Net Income shall be a loss, minus 100% of such loss), plus


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         (2) the aggregate Net Cash Proceeds received after the Series A Issue
         Date by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of shares of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Company, plus

         (3) the aggregate Net Cash Proceeds received after the Series A Issue Date by the Company (other than from any of its Restricted Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Qualified Capital Stock of the Company, plus

         (4) the aggregate Net Cash Proceeds received after the Series A Issue Date by the Company from the issuance or sale (other than to any of its Restricted Subsidiaries) of Indebtedness or shares of Disqualified Capital Stock that have been converted into or exchanged for Qualified Capital Stock of the Company, together with the aggregate cash received by the Company at the time of such conversion or exchange, plus

         (5) to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Restricted Subsidiary after the Series A Issue Date from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of Investment), not to exceed in the case of any Unrestricted Subsidiary the total amount of Investments (other than Permitted Investments) in such Unrestricted Subsidiary made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary that which was previously treated as a Restricted Payment, plus

         (6) $2,500,000.

         (b) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions so long as (in the case of clauses
(ii) and (iii) below) no Default or Event of Default shall have occurred and be continuing:

                  (i) the payment of any dividend on any Capital Stock of the Company or any Restricted Subsidiary within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the provisions of paragraph (a) above (and such payment shall be deemed to have been paid on such date of declaration for purposes of any calculation required by the provisions of paragraph (a) above);

                  (ii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Restricted Subsidiary, in exchange for, or out of the aggregate Net Cash Proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company; and

                  (iii) the repurchase, redemption, repayment, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the

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         aggregate Net Cash Proceeds from, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company.

The actions described in clauses (i), (ii) and (iii) of this paragraph (b) shall be Restricted Payments that shall be permitted to be made in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (C) of paragraph (a), provided that any dividend paid pursuant to clause (i) of this paragraph (b) shall reduce the amount that would otherwise be available under clause (C) of paragraph (a) when declared, but not also when subsequently paid pursuant to such clause (i).

         (c) In computing Consolidated Net Income under paragraph (a) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

         Section 10.11 Limitation on Indebtedness and Disqualified Capital
Stock.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume, guarantee or in any manner become directly or indirectly liable for the payment of (collectively, "incur") any Indebtedness (including any Acquired Indebtedness but excluding any Permitted Indebtedness), or any Disqualified Capital Stock, unless, on a pro forma basis after giving effect to such incurrence and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such event, taken as one period, would have been equal to or greater than 2.5 to 1.0.

         (b) The Company shall not incur any Indebtedness that is expressly subordinated to any other Indebtedness of the Company unless such Indebtedness, by its terms or the terms of any agreement or instrument pursuant to which such Indebtedness is issued or outstanding, is also expressly made subordinate to the Senior Notes at least to the extent it is subordinated to such other Indebtedness.

         (c) The Company will not permit any of its Restricted Subsidiaries to incur any Indebtedness (excluding Permitted Indebtedness referred to in clauses
(i) and (vi) (to the extent consisting of Indebtedness to the Company) of the definition thereof and Permitted Subsidiary Indebtedness) or to issue any Preferred Stock.


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         (d) For purposes of this Section 10.11, Indebtedness of any Person that becomes a Restricted Subsidiary by merger, consolidation or other acquisition shall be deemed to have been incurred by the Company and the Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary.

         Section 10.12 Limitation on Issuances and Sales of Capital Stock by Restricted Subsidiaries.

         The Company (a) shall not permit any Restricted Subsidiary to issue or sell any Capital Stock to any Person other than to the Company or a Wholly Owned Restricted Subsidiary and (b) shall not permit any Person other than the Company or a Wholly Owned Restricted Subsidiary to own any Capital Stock of any Restricted Subsidiary, in each case except with respect to a Wholly Owned Restricted Subsidiary as described in the definition of "Wholly Owned Restricted Subsidiary."

         Section 10.13 Limitation on Liens.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, affirm or suffer to exist or become effective any Lien of any kind, except for Permitted Liens, upon any of their respective Properties, whether owned on the Series A Issue Date or acquired thereafter, or any income or profits therefrom, to secure any Indebtedness of the Company or such Restricted Subsidiary, unless prior to, or contemporaneously therewith, the Senior Notes are equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the Senior Notes, the Lien securing such Indebtedness shall be subordinated and junior to the Lien securing the Senior Notes with the same relative priority as such Indebtedness has with respect to the Senior Notes. The foregoing covenant shall not apply to any Lien securing Acquired Indebtedness, provided that any such Lien extends only to the Properties that were subject to such Lien prior to the related acquisition by the Company or such Restricted Subsidiary and was not created, incurred or assumed in contemplation of such transaction.

         Section 10.14 Purchase of Senior Notes Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer") all of the then Outstanding Senior Notes, in whole or in part, from the Holders of such Senior Notes in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount of such Senior Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date (as defined below), in accordance with the procedures set forth in paragraphs (b), (c) and (d) of this Section. The Company shall, subject to the provisions described below, be required to purchase all Senior Notes properly tendered into the Change of Control Offer and not withdrawn. The Company will not be required to make a Change of Control Offer upon a Change of Control if another Person makes the Change of Control Offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer to be made by the Company and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer.


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



         (b) The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date (as defined below).

         (c) Not later than the 30th day following any Change of Control, the Company shall give to the Trustee in the manner provided in Section 13.4 and each Holder of the Senior Notes in the manner provided in Section 13.5, a notice (the "Change of Control Notice") governing the terms of the Change of Control Offer and stating:

                  (1) that a Change in Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Senior Notes, or portion thereof, at the Change of Control Purchase Price;

                  (2) any information regarding such Change of Control required to be furnished pursuant to Rule 13e-1 under the Exchange Act and any other Senior Notes laws and regulations thereunder;

                  (3) a purchase date (the "Change of Control Purchase Date") which shall be on a Business Day and no earlier than 30 days nor later than 60 days from the date the Change of Control occurred;

                  (4) that any Senior Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest:

                  (5) that unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of clause (d) of this Section 10.14, or payment is otherwise prevented, any Senior Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

                  (6) the instructions a Holder must follow in order to have his Senior Notes repurchased in accordance with paragraph (d) of this Section.

         (d) Holders electing to have Senior Notes purchased will be required to surrender such Senior Notes to the Paying Agent at the address specified in the Change of Control Notice at least five Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the certificate number(s) (in the case of Certificated Senior Notes) and principal amount of the Senior Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Senior Notes purchased. Holders whose Senior Notes are purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered.


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



         On the Change of Control Purchase Date, the Company shall (i) accept for payment Senior Notes or portions thereof validly tendered pursuant to a Change of Control Offer, (ii) irrevocably deposit with the Paying Agent money sufficient to pay the purchase price of all Senior Notes or portions thereof so tendered, and (iii) deliver or cause to be delivered to the Trustee the Senior Notes so accepted. The Paying Agent shall promptly mail or deliver to Holders of the Senior Notes so tendered payment in an amount equal to the purchase price for the Senior Notes, and the Company shall execute and the Trustee shall authenticate and mail or make available for delivery to such Holders a new Senior Note equal in principal amount to any unpurchased portion of the Senior Note which any such Holder did not surrender for purchase. The Company shall announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. For purposes of this Section 10.14, the Trustee will act as the Paying Agent.

         (e) The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Senior Notes as described in this Section 10.14.

         Section 10.15 Limitation on Asset Sales.

         (a) The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Properties sold or otherwise disposed of pursuant to the Asset Sale, (ii) at least 80% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, in respect of such Asset Sale consists of cash or Cash Equivalents and
(iii) the Company delivers to the Trustee an Officers' Certificate certifying that such Asset Sale complies with clauses (i) and (ii) of this Section 10.15(a). The amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness, shall be deemed to be cash or Cash Equivalents for purposes of clause (ii) and shall also be deemed to constitute a repayment of, and a permanent reduction in, the amount of such Indebtedness for purposes of the following paragraph.

         (b) If the Company or any Restricted Subsidiary engages in an Asset Sale or incurs an Event of Loss, the Company or any Restricted Subsidiary may either, no later than 210 days after such Asset Sale, (i) apply all or any of the Net Available Proceeds therefrom to repay Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary, provided, in each case, that the related loan commitment (if any) is thereby permanently reduced by the amount of such Indebtedness so repaid, or (ii) invest all or any part of the Net Available Proceeds thereof in Properties that replace the Properties that were the subject of such Asset Sale or such Event of Loss, as the case may be, or in other Properties that will be used in the business of the Company and its Restricted Subsidiaries. The amount of such Net Available Proceeds not applied or invested as provided in this paragraph shall constitute "Excess Proceeds."


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



         (c) When the aggregate amount of Excess Proceeds equals or exceeds $5,000,000 (the "Trigger Date"), the Company shall make an offer to purchase, from all Holders of the Senior Notes, an aggregate principal amount of Senior Notes equal to such Excess Proceeds as follows:

                  (1) Not later than the 30th day following the Trigger Date, the Company shall give to the Trustee in the manner provided in Section
         13.4 hereof and each Holder of the Senior Notes in the manner provided in Section 13.5 hereof, a notice (a "Purchase Notice") offering to purchase (a "Net Proceeds Offer") from all Holders of the Senior Notes the maximum principal amount (expressed as a multiple of $1,000) of Senior Notes that may be purchased out of an amount (the "Payment Amount") equal to such remaining Excess Proceeds.

                  (2) The offer price for the Senior Notes shall be payable in cash in an amount equal to 100% of the principal amount of the Senior Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest and Liquidated Damages, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in paragraph (d) of this Section. To the extent that the aggregate Offered Price of the Senior Notes tendered pursuant to a Net Proceeds Offer is less than the Payment Amount relating thereto (such shortfall constituting a "Net Proceeds Deficiency"), the Company may use such Net Proceeds Deficiency, or a portion thereof, for general corporate purposes, subject to the limitations of Section 10.10 hereof.

                  (3) If the aggregate Offered Price of Senior Notes validly tendered and not withdrawn by Holders thereof exceeds the Payment Amount, Senior Notes to be purchased will be selected on a pro rata basis by the Trustee based on the aggregate principal amount of Senior Notes so tendered. Upon completion of a Net Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

                  (4) The Purchase Notice shall set forth a purchase date (the "Net Proceeds Payment Date"), which shall be on a Business Day no earlier than 30 days nor later than 60 days from the Trigger Date. The Purchase Notice shall also state (i) that a Trigger Date with respect to one or more Asset Sales has occurred and that such Holder has the right to require the Company to repurchase such Holder's Senior Notes at the Offered Price, subject to the limitations described in the foregoing paragraph (3), (ii) any information regarding such Net Proceeds Offer required to be furnished pursuant to Rule 13e-1 under the Exchange Act and any other securities laws and regulations thereunder, (iii) that any Senior Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest, (iv) that, unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of clause (d) of this
         Section 10.15, or payment is otherwise prevented, any Senior Note, or portion thereof, accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Payment Date, and (v) the instructions a Holder must follow in order to have his Senior Notes repurchased in accordance with paragraph (d) of this Section.


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



         (d) Holders electing to have Senior Notes purchased will be required to surrender such Senior Notes to the Paying Agent at the address specified in the Purchase Notice at least five Business Days prior to the Net Proceeds Payment Date. Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three Business Days prior to the Net Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the certificate number(s) (in the case of Certificated Senior Notes) and principal amount of the Senior Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Senior Notes purchased. Holders whose Senior Notes are purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered.

         On the Net Proceeds Payment Date, the Company shall (i) accept for payment Senior Notes or portions thereof validly tendered pursuant to a Net Proceeds Offer in an aggregate principal amount equal to the Payment Amount or such lesser amount of Senior Notes as has been tendered, (ii) irrevocably deposit with the Paying Agent money sufficient to pay the purchase price of all Senior Notes or portions thereof so tendered in an aggregate principal amount equal to the Payment Amount or such lesser amount and (iii) deliver or cause to be delivered to the Trustee the Senior Notes so accepted. The Paying Agent shall promptly mail or deliver to Holders of the Senior Notes so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee shall authenticate and mail or make available for delivery to such Holders a new Senior Note equal in principal amount to any unpurchased portion of the Senior Note which any such Holder did not surrender for purchase. Any Senior Notes so accepted will be promptly mailed or delivered to the Holder thereof. The Company shall announce the results of a Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date. For purposes of this
Section 10.15, the Trustee will act as the Paying Agent.

         (e) The Company shall not permit any Restricted Subsidiary to enter into or suffer to exist any agreement that would place any restriction of any kind (other than pursuant to law or regulation) on the ability of the Company to make a Net Proceeds Offer following any Asset Sale. The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, if applicable, in the event that an Asset Sale occurs and the Company is required to purchase Senior Notes as described in this
Section 10.15.

         Section 10.16 Limitation on Redemptions and Other Repayments of Senior Notes and Series A Notes.

         The Company will not optionally make any principal payment on, or redeem, repurchase, defease (including both legal and covenant defeasance) or otherwise acquire or retire for value (other than through open market or privately negotiated purchases), prior to any scheduled principal payment, scheduled sinking fund payment or other stated maturity (collectively, for purposes of this covenant, only, "redeem," and such action being a "redemption") the Senior Notes unless, substantially concurrently with such redemption, the Company redeems (or, if such redemption requires the consent of the holders of the Series A Notes, offers to redeem) an aggregate principal amount of the Series A Notes (rounded to the nearest integral multiple of $1,000) equal to the product of (i) a fraction, the numerator of which is the aggregate principal amount of the Senior

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



Notes to be so redeemed (or for which such offer to redeem will be made) and the denominator of which is the aggregate principal amount of the Senior Notes Outstanding immediately prior to such proposed redemption and (ii) the aggregate principal amount of the Series A Notes outstanding immediately prior to such proposed redemption.

         The Company will not optionally redeem (other than through open market or privately negotiated purchases) the Series A Notes unless, substantially concurrently with such redemption, the Company redeems (or, if such redemption requires the consent of the holders of the Senior Notes, offers to redeem) an aggregate principal amount of the Senior Notes (rounded to the nearest integral multiple of $1,000) equal to the product of (i) a fraction, the numerator of which is the aggregate principal amount of the Series A Notes to be so redeemed (or for which such offer to redeem will be made) and the denominator of which is the aggregate principal amount of the Series A Notes outstanding immediately prior to such proposed redemption and (ii) the aggregate principal amount of the Senior Notes Outstanding immediately prior to such proposed redemption.

         Section 10.17 Limitation on Transactions with Affiliates.

         The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of Property or the rendering of any services) with, or for the benefit of, any Affiliate of the Company (other than the Company or a Restricted Subsidiary), unless (i) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party,
(ii) with respect to any one transaction or series of related transactions involving aggregate payments in excess of $1,000,000 but less than $5,000,000 in the aggregate, the Company delivers an Officers' Certificate to the Trustee certifying that (A) such transaction or series of related transactions complies with clause (i) above and (B) such transaction or series of related transactions has been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company, and (iii) with respect to any one transaction or series of related transactions involving aggregate payments in excess of $5,000,000, the Company delivers an Officers' Certificate to the Trustee certifying to the two matters referred to in clause (ii) above and that the Company has obtained a written opinion from an independent nationally recognized investment banking firm or appraisal firm specializing or having a speciality in the type and subject matter of the transaction or series of related transactions at issue, which opinion shall be to the effect set forth in clause (i) above or shall state that such transaction or series of related transactions is fair from a financial point of view to the Company or such Restricted Subsidiary; provided, however, that the foregoing restriction shall not apply to (w) loans or advances to officers, directors and employees of the Company or any Restricted Subsidiary made in the ordinary course of business and consistent with past practices of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $1,000,000 outstanding at any one time, (x) indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by bylaw or statutory provisions, (y) the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Affiliate and (z) the Company's employee compensation and other benefit arrangements.

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



         Section 10.18 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary (a) to pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock, or make payments on any Indebtedness owed, to the Company or any other Restricted Subsidiary, (b) to make loans or advances to the Company or any other Restricted Subsidiary, (c) to transfer any of its Property to the Company or any other Restricted Subsidiary or (d) to guarantee the Senior Notes (any such restrictions being collectively referred to herein as a "Payment Restriction"), except in any such case for such encumbrances or restrictions existing under or by reason of (i) this Indenture, the Series A Indenture, the Credit Facility or any other agreement in effect or entered into on the Series A Issue Date, or (ii) any agreement, instrument or charter of or in respect of a Restricted Subsidiary entered into prior to the date on which such Restricted Subsidiary became a Restricted Subsidiary and outstanding on such date and not entered into in connection with or in contemplation of becoming a Restricted Subsidiary, provided such consensual encumbrance or restriction is not applicable to any Properties other than those owned or held by the Restricted Subsidiary at the time it became a Restricted Subsidiary or subsequently acquired by such Restricted Subsidiary other than the Company or any other Restricted Subsidiary, or (iii) pursuant to an agreement effecting a modification, renewal, refinancing, replacement or extension of any agreement, instrument or charter (other than this Indenture or the Series A Indenture) referred to in clause (i) or (ii) above, provided, however, that the provisions relating to such encumbrance or restriction are not materially less favorable to the Holders of the Senior Notes than those under or pursuant to the agreement, instrument or charter so modified, renewed, refinanced, replaced or extended, or (iv) customary provisions restricting the subletting or assignment of any lease or the transfer of copyrighted or patented materials, or (v) provisions in agreements that restrict the assignment of such agreements or rights thereunder, or (vi) the sale or other disposition of any Properties subject to a Lien securing Indebtedness.

         Section 10.19 Waiver of Certain Covenants.

         The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 10.5 through 10.13 and Sections 10.16 through 10.18 hereof if, before or after the time for such compliance, the Holders of at least a majority in aggregate principal amount of the Outstanding Senior Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

         Section 10.20 Qualification of Indenture.

         The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including

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



attorneys' fees for the Trustee) incurred in connection therewith. In connection with any such qualification of this Indenture under the TIA, the Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request.

                                   ARTICLE XI

                           REDEMPTION OF SENIOR NOTES

         Section 11.1 Right of Redemption.

         The Senior Notes may be redeemed, at the election of the Company, as a whole or from time to time in part, at any time on or after October 15, 2000, upon not less than 30 or more than 60 days' notice to each Holder of Senior Notes to be redeemed, subject to the conditions and at the Redemption Prices (expressed as percentages of principal amount) specified in the form of Senior Note, together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

         In addition, at any time on or prior to October 15, 1999, up to $15,000,000 in aggregate principal amount of Senior Notes may be redeemed, at the election of the Company, upon not less than 30 or more than 60 days' notice to each Holder of Senior Notes to be redeemed, from the Net Cash Proceeds of a Public Equity Offering, at the Redemption Price (expressed as a percentage of principal amount) specified in the form of Senior Note, together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, provided that at least $45,000,000 in aggregate principal amount of Senior Notes remains Outstanding immediately after such redemption and that such redemption occurs within 60 days following the closing of such Public Equity Offering.

         Section 11.2 Applicability of Article.

         Redemption of Senior Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

         Section 11.3 Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Senior Notes pursuant to
Section 11.1 hereof shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Senior Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Senior Notes to be redeemed pursuant to Section 11.4 hereof. Any election to redeem Senior Notes shall be revocable until the

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



Company gives a notice of redemption pursuant to Section 11.5 hereof to the Holders of Senior Notes to be redeemed.

         Section 11.4 Selection by Trustee of Senior Notes to Be Redeemed.

         If less than all the Senior Notes are to be redeemed, the particular Senior Notes to be redeemed shall be selected not less than 30 days nor more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Senior Notes not previously called for redemption, pro rata, by lot or by any other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Senior Notes; provided, however, that any such partial redemption shall be in integral multiples of $1,000.

         The Trustee shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed.

         The provisions of the two preceding paragraphs of this Section 11.4 shall not apply with respect to any redemption affecting only a Global Note, whether such Global Note is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Global Note shall be in an authorized denomination.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Senior Notes shall relate, in the case of any Senior Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Senior Note which has been or is to be redeemed.

         Section 11.5 Notice of Redemption.

         Notice of redemption shall be given in the manner provided for in
Section 13.5 hereof not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Senior Notes to be redeemed.

         All notices of redemption shall state:

         (a) the Redemption Date;

         (b) the Redemption Price;

         (c) in the case of a partial redemption of Certificated Senior Notes, the identification of the particular Senior Notes to be redeemed, and, if any Global Note or Certificated Senior Note is to be redeemed in part, the portion of the principal amount thereof to be redeemed;

         (d) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section
11.7 hereof) will become due and payable upon each such Senior Note, or the portion thereof, to be redeemed, and that, unless the

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



Company shall default in the payment of the Redemption Price and any applicable accrued and unpaid interest, interest thereon will cease to accrue on and after said date; and

         (e) the place or places where such Senior Notes are to be surrendered for payment of the Redemption Price.

         Notice of redemption of Senior Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. Failure to give such notice by mailing to any Holder of Senior Notes or any defect therein shall not affect the validity of any proceedings for the redemption of other Senior Notes.

         Section 11.6 Deposit of Redemption Price.

         On or before 11:00 a.m., Eastern time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3 hereof) immediately available funds in an amount sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all the Senior Notes which are to be redeemed on such Redemption Date.

         Section 11.7 Senior Notes Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Senior Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued and unpaid interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Senior Notes shall cease to bear interest. Upon surrender of any such Senior Note for redemption in accordance with said notice, such Senior Note shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Senior Notes, or one or more Predecessor Senior Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section
3.8 hereof.

         If any Senior Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Senior Notes.

         Section 11.8 Senior Notes Redeemed in Part.

         Any Senior Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 10.2 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall

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



authenticate and deliver to the Holder of such Senior Note without service charge, a new Senior Note or Senior Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Senior Note so surrendered.

                                   ARTICLE XII

                       DEFEASANCE AND COVENANT DEFEASANCE

         Section 12.1 Company's Option to Effect Defeasance or Covenant Defeasance.

         The Company may, at its option by Board Resolution, at any time, with respect to the Senior Notes, elect to have either Section 12.2 or Section 12.3 hereof be applied to all Outstanding Senior Notes upon compliance with the conditions set forth below in this Article XII.

         Section 12.2 Defeasance and Discharge.

         Upon the Company's exercise under Section 12.1 hereof of the option applicable to this Section 12.2, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Senior Notes on the date the conditions set forth in Section 12.4 hereof are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed (i) to have paid and discharged its obligations under the Outstanding Senior Notes, provided, however, that the Senior Notes shall continue to be deemed to be "Outstanding" for purposes of Section 12.5 hereof and the other Sections of this Indenture referred to in clauses (A) and
(B) below, and (ii) to have satisfied all its other obligations with respect to such Senior Notes and this Indenture (and the Trustee, at the expense and direction of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Senior Notes to receive, solely from the trust fund described in Section 12.4 hereof and as more fully set forth in such Section, payments in respect of the principal of (and premium if any, on), interest and Liquidated Damages on such Senior Notes when such payments are due (or at such time as the Senior Notes would be subject to redemption at the option of the Company in accordance with this Indenture),
(B) the obligations of the Company under Sections 3.3, 3.4, 3.6, 3.7, 5.8, 6.6, 6.9, 6.10, 10.2 and 10.3, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and (D) the obligations of the Company under this
Article XII. Subject to compliance with this Article XII, the Company may exercise its option under this Section 12.2 notwithstanding the prior exercise of its option under Section 12.3 hereof with respect to the Senior Notes.

         Section 12.3 Covenant Defeasance.

         Upon the Company's exercise under Section 12.1 hereof of the option applicable to this Section 12.3, (i) the Company and shall be released from its obligations under any covenant contained in Article VIII, in Sections 10.5 through 10.17 and (ii) the occurrence of any event specified in Section 5.1(c) or 5.1(d) hereof (with respect to any of Article VIII, Sections 10.5 through 10.18, and Section 10.20) shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Senior Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Senior Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Senior Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Article or Section (to the extent so specified in the case of Sections 5.1(c) and 5.1(d) hereof), whether directly or indirectly, by reason of any reference elsewhere herein to any such Article or Section or by reason of any reference in any such Article or Section to any other provision herein or in any other document, but, except as specified above, the remainder of this Indenture and such Senior Notes shall be unaffected thereby. In addition, upon the Company's exercise under
Section 12.1 hereof of the option applicable to this Section 12.3, subject to the satisfaction of the conditions set forth in Section 12.4 hereof, Sections 5.1(e) and 5.1(f) hereof shall not constitute Events of Default.

         Section 12.4 Conditions to Defeasance or Covenant Defeasance.

         The following shall be the conditions to application of either Section
12.2 or Section 12.3 hereof to the Outstanding Senior Notes:

         (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.7 hereof who shall agree to comply with the provisions of this Article XII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Senior Notes, (A) cash in United States dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on), interest and Liquidated Damages, if any, on the Outstanding Senior Notes on the Stated Maturity thereof (or Redemption Date, if applicable), provided that the Trustee shall have been irrevocably instructed in writing by the Company to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Senior Notes. Before such a deposit, the Company may give to the Trustee, in accordance with Section 11.3 hereof, a notice of its election to redeem all of the Outstanding Senior Notes at a future date in accordance with Article XI hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

         (b) No Default or Event of Default with respect to the Senior Notes shall have occurred and be continuing on the date of such deposit or, insofar as Sections 5.1(g) and 5.1(h) are concerned, at any time during the period ending on the 91st day after the date of such deposit.

         (c) Such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under this Indenture or the Trust Indenture Act with respect to any securities of the Company.

         (d) Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company is a party or by which it is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit.

         (e) In the case of an election under Section 12.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax laws, in either case providing that the Holders of the Outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred (it being understood that (x) such Opinion of Counsel shall also state that such ruling or applicable law is consistent with the conclusions reached in such Opinion of Counsel and (y) the Trustee shall be under no obligation to investigate the basis or correctness of such ruling).

         (f) In the case of an election under Section 12.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

         (g) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent provided for relating to either the legal defeasance under
Section 12.2 hereof or the covenant defeasance under Section 12.3 (as the case may be) have been complied with.

         Section 12.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

         Subject to the provisions of the last paragraph of Section 10.3 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively for purposes of this Section 12.5, the "Trustee") pursuant to Section 12.4 hereof in respect of the Outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal (and premium, if any), interest and Liquidated Damages, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against all taxes, fees or other charges imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 12.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Senior Notes.

         Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 12.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

         Section 12.6 Reinstatement.

         If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 12.5 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.2 or 12.3 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 12.5 hereof; provided, however, that if the Company makes any payment of principal of (or premium, if any, on), interest or Liquidated Damages, if any, on any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         Section 13.1 Compliance Certificates and Opinions.

         Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or this Indenture. Each such certificate and each such opinion shall be in the form of an Officers' Certificate or an Opinion of Counsel, as applicable, and shall comply with the requirements of this Indenture.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

         The certificates and opinions provided pursuant to this Section 13.1 and the statements required by this Section 13.1 shall comply in all respects with TIA Sections 314(c) and (e).

         Section 13.2 Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such

Opinion of Counsel may be based, insofar as it relates to factual matters, upon an officers' certificate, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate with respect to such matters is erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Section 13.3 Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership, principal amount and serial numbers of Senior Notes held by any Person, and the date of holding the same, shall be proved by the Senior Note Register.

         (d) If the Company shall solicit from the Holders of Senior Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Senior Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Senior Notes shall be computed as of such record date, provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Senior Note shall bind every future Holder of the same Senior Note and the Holder of every Senior Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Senior Note.

         Section 13.4 Notices, etc. to Trustee and the Company

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to or filed with,

         (1) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing (in the English language) and delivered in person or mailed by certified or registered mail (return receipt requested) to the Trustee at its Corporate Trust Office; or

         (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing (in the English language) and delivered in person or mailed by certified or registered mail (return receipt requested) to the Company, addressed to it at the Company's offices located at 3701 Kirby Drive, Suite 112, Houston, Texas 77098, Attention: Chief Financial Officer, or at any other address otherwise furnished in writing to the Trustee by the Company.

         Section 13.5 Notice to Holders; Waiver.

         Where this Indenture provides for notice of any event to Holders by the Company, the Trustee or any Paying Agent, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing (in the English language) and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Senior Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

         Section 13.6 Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 13.7 Successors and Assigns.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successor.

         Section 13.8 Severability.

         In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

         Section 13.9 Benefits of Indenture.

         Nothing in this Indenture or in the Senior Notes, express or implied, shall give to any Person (other than the parties hereto, any Paying Agent, any Security Registrar and their successors hereunder and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 13.10 Governing Law; Trust Indenture Act Controls.

         (a) THIS INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THE COMPANY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, OR THE SENIOR NOTES, AND THE COMPANY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED BY ANY SUCH COURT.

         (b) This Indenture shall be deemed to be subject to the provisions of the Trust Indenture Act prior to its qualification thereunder and shall, to the extent applicable, be governed by such provisions. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of Section 318(c) of the Trust Indenture Act, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act section, such imposed duties or incorporated provision shall control.

         Section 13.11 Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Senior Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Senior Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity or Maturity; provided, however, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

         Section 13.12 No Recourse Against Others.

         A director, officer, employee, stockholder, incorporator or Affiliate, as such, past, present or future, of the Company shall not have any personal liability under the Senior Notes or this Indenture by reason of his or its status as a director, officer, employee, stockholder, incorporator or Affiliate or any liability for any obligations of the Company under the Senior Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting any of the Senior Notes, waives and releases all such liability to the extent permitted by applicable law.

         Section 13.13 Duplicate Originals.

         The parties may sign any number of copies or counterparts of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         Section 13.14 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                     ISSUER:

                                VERITAS DGC INC.


                                    By: /s/  ANTHONY TRIPODO
                                       ----------------------------------------
                                           Name:  Anthony Tripodo
                                                -------------------------------
                                           Title: Executive Vice President,
                                                 ------------------------------
                                                  Chief Financial Officer and
                                                  Treasurer



                                    TRUSTEE:

                                    STATE STREET BANK AND TRUST COMPANY


                                    By: /s/ SUSAN C. MERKER
                                       ----------------------------------------
                                           Name:        Susan C. Merker
                                                 ------------------------------
                                           Title:          President
                                                 ------------------------------

                                                                       EXHIBIT A

(Face of Senior Note)

[THIS SENIOR NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY.

UNLESS THIS SENIOR NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO VERITAS DGC INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SENIOR NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SENIOR NOTE IS NOT EXCHANGEABLE FOR SENIOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SENIOR NOTE (OTHER THAN A TRANSFER OF THIS SENIOR NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.(1)]

[THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (1) BY ITS ACQUISITION HEREOF REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY

-----------------
        (1) These three paragraphs should be included only if the Senior Note is issued in global form.

BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (X) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (X) ABOVE.(2)]


-------------
         (2)This paragraph should be removed upon the exchange of the Initial Senior Notes for Exchange Notes in the Exchange Offer or upon the registration of Initial Senior Notes pursuant to the terms of the Registration Rights Agreement.

                                VERITAS DGC INC.

                     9 3/4% Senior Note due 2003, Series __

No.                                                               $
   -----                                                           ------------
                                                        CUSIP No.

         Veritas DGC Inc., a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________ or registered assigns the principal sum of _________Dollars [, or such greater or lesser amount as may from time to time be endorsed on Schedule A hereto,(3)] on October 15, 2003, at the office or agency of the Company referred to below, and to pay interest thereon, commencing on April 15, 1999 and continuing semiannually thereafter, on April 15 and October 15 in each year, accruing from October 28, 1998, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 9 3/4% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Senior Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for. The Company also agrees to pay any Liquidated Damages required by Section 5 of the Registration Rights Agreement, upon the conditions, at the rates and for the periods specified therein. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered on the Security Register at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest, and (to the extent lawful) interest on such Defaulted Interest at the rate borne by the Senior Notes, may be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered on the Security Register at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any, on), interest and Liquidated Damages, if any, on this Senior Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that

--------------
         (3)This phrase should be included only if the Senior Note is issued in global form.

payment of interest may be made on Certificated Senior Notes at the option of the Company on or before the due date (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or
(ii) with respect to any Holder owning Senior Notes in the principal amount of $500,000 or more, by wire transfer to an account maintained by the Holder located in the United States, as specified in a written notice to the Trustee by any such Holder requesting payment by wire transfer and specifying the account to which transfer is requested.

         Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been duly executed by the trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                         VERITAS DGC INC.

                                         By:
                                            -----------------------------------
                                                President
Attest:


------------------------------------
Secretary


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Senior Notes referred to in the within mentioned Indenture.



         State Street Bank and Trust Company, Trustee


         By:
            ---------------------------------------
                  Authorized Signatory


         Dated:
                --------------------------

(Reverse of Senior Note)

         This Senior Note is one of a duly authorized issue of securities of the Company designated as its 9 3/4% Senior Notes due 2003, Series __ (herein called, together with the 9 3/4% Senior Notes due 2003, Series __, the "Senior Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $60,000,000 which may be issued under an indenture (herein called the "Indenture") dated as of October 28, 1998 between the Company and State Street Bank and Trust Company (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes, and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

         The Senior Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after October 15, 2000, upon not less than 30 or more than 60 days' notice at the following Redemption Prices (expressed as percentages of principal amount) set forth below if redeemed during the 12-month period beginning October 15 of the years indicated below:


                                                          REDEMPTION
         YEAR                                                PRICE
         ----                                            -------------
         2000........................................          104.875%
         2001........................................          102.438%
         2002 and thereafter.........................          100.000%

together in the case of any such redemption with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), all as provided in the Indenture.

         Notwithstanding the foregoing, at any time on or prior to October 15, 1999 up to $15,000,000 in aggregate principal amount of Senior Notes may be redeemed, at the option of the Company, upon not less than 30 or more than 60 days' notice, from the Net Cash Proceeds of a Public Equity Offering, at a Redemption Price equal to 109.75% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, provided that at least $45,000,000 in aggregate principal amount of Senior Notes remain Outstanding immediately after such redemption and that such redemption occurs within 60 days following the closing of such Public Equity Offering.

         In the case of any redemption of Senior Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to Holders of such Senior Notes, or one or more Predecessor Senior Notes, of record at the close of business on the relevant Record Date referred to on the face hereof. Senior Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date. In the event of redemption or purchase of this Senior Note in part only, a new Senior Note or Senior Notes for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         The Senior Notes do not have the benefit of any mandatory redemption or sinking fund obligations.

         In the event of a Change of Control of the Company, and subject to certain conditions and limitations provided in the Indenture, the Company will be obligated to make an offer to purchase, on a Business Day not more than 60 or less than 30 days following the occurrence of a Change of Control of the Company, all of the then Outstanding Senior Notes at a purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date, all as provided in the Indenture.

         In the event of Asset Sales, under certain circumstances, the Company will be obligated to make a Net Proceeds Offer to purchase all or a specified portion of each Holder's Senior Notes at a purchase price equal to 100% of the principal amount of the Senior Notes, together with accrued and unpaid interest and Liquidated Damages, if any, to the Net Proceeds Payment Date.

         As set forth in the Indenture, an Event of Default is generally (i) failure to pay principal upon maturity, redemption or otherwise (including pursuant to a Change of Control Offer or a Net Proceeds Offer); (ii) default for 30 days in payment of interest or Liquidated Damages, if any, on the Senior Notes; (iii) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets or the failure to make or consummate a Change of Control Offer or a Net Proceeds Offer; (iv) failure for 30 days after notice to comply with any other covenants in the Indenture or the Senior Notes; (v) certain payment defaults under, and the acceleration prior to the maturity of, certain Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount in excess of $5,000,000; (vi) certain final judgments or orders against the Company or any Restricted Subsidiary in an aggregate amount of more than $5,000,000 over the coverage under applicable insurance policies which remain unsatisfied and either become subject to commencement of enforcement proceedings or remain unstayed for a period of 30 days; and (vii) certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the Outstanding Senior Notes may declare the principal amount of all the Senior Notes to be due and payable immediately, except that (a) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary, the principal amount of the Senior Notes will become due and payable immediately without further action or notice, and (b) in the case of an Event of Default which relates to certain payment defaults or acceleration with respect to certain Indebtedness, any such Event of Default and any consequential acceleration of the Senior Notes will be automatically rescinded if any such Indebtedness is repaid or if the default relating to such Indebtedness is cured or waived and if the holders thereof have accelerated such Indebtedness then such holders have rescinded their declaration of acceleration. No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice from such Holder of an Event of Default and written request by Holders of at least 25% in aggregate principal amount of the Outstanding Senior Notes, and the offer to the Trustee of indemnity reasonably satisfactory to it; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Senior Note by the Holder thereof. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except default in payment of principal, premium or interest) if it determines in good faith that withholding the notice is in the interest of the Holders. The Company is required to file annual and quarterly reports with the Trustee as to the absence or existence of defaults.

         The Indenture contains provisions for (i) defeasance at any time of the entire indebtedness of the Company on this Senior Note and (ii) discharge from certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Senior Note.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of Outstanding Senior Notes, on behalf of the Holders of all the Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Senior Note. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Senior Notes to cure any ambiguity, defect or inconsistency, to qualify or maintain the qualification of the Indenture under the Trust Indenture Act and to make certain other specified changes and other changes that do not materially adversely affect the interests of any Holder in any material respect.

         No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Senior Note at the times, place, and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registerable on the Security Register of the Company, upon surrender of this

Senior Note for registration of transfer at the office or agency of the Company maintained for such purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, with signature guaranteed, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any registration of transfer or exchange of Senior Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         A director, officer, employee, incorporator, stockholder or Affiliate of the Company, as such, past, present or future shall not have any personal liability under this Senior Note or any other Senior Note or the Indenture by reason of his or its status as such director, officer, employee, incorporator, stockholder or Affiliate, or any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder, by accepting this Senior Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of this Senior Note.

         Prior to the time of due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

         All terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at 3701 Kirby Drive, Suite 112, Houston, Texas 77098, Attention: Chief Financial Officer (or such other address as the Company may have furnished in writing to the Trustee).

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes as a convenience to the Holders thereof. No representation is made as to the accuracy of such numbers as printed on the Senior Notes and reliance may be placed only on the other identifying information printed hereon.

         Interest on this Senior Note shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

         This Senior Note shall be governed by and construed in accordance with the laws of the State of New York.

                                 ASSIGNMENT FORM


To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to


--------------------------------------------------------------------------------
             (Insert assignee's Social Senior Note or Tax I.D. No.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint________________________________________________________
to transfer this Senior Note on the books of the Company or the agent appointed by the Company to maintain such books. The agent appointed hereby may substitute another to act for him.

================================================================================


Date:
     ---------------------

                           Your signature:
                                          --------------------------------------
                                          (Sign exactly as your name appears
                                           on the face of this Senior Note)


Signature Guarantee:

                       OPTION OF HOLDER TO ELECT PURCHASE


         If you want to elect to have this Senior Note purchased by the Company pursuant to Section 10.14 or 10.15 of the Indenture, check the box below:

           [ ]  Section 10.14                   [ ]  Section 10.15

         If you want to elect to have only part of the Senior Note purchased by the Company pursuant to Section 10.14 or Section 10.15 of the Indenture, state the amount you elect to have purchased (must be an integral multiple of $1,000):
$__________________


Date:
     ---------------------

                           Your signature:
                                          --------------------------------------
                                          (Sign exactly as your name appears
                                          the Senior Note)

                           Social Security No.
                           Tax Identification No.:
                                                  ------------------------------

Signature Guarantee:

                                   SCHEDULE A

                   CHANGES IN PRINCIPAL AMOUNT OF SENIOR NOTE(4)


         The following changes in the principal amount of this Global Note have been recorded:


---------------------------------------------------------------------------------------------------------------------
                         AMOUNT OF DECREASE IN   AMOUNT OF INCREASE IN  PRINCIPAL AMOUNT OF THIS      SIGNATURE OF
                          PRINCIPAL AMOUNT OF     PRINCIPAL AMOUNT OF     GLOBAL NOTE FOLLOWING    AUTHORIZED OFFICER
  DATE OF TRANSACTION      THIS GLOBAL NOTE        THIS GLOBAL NOTE          SUCH DECREASE             OF TRUSTEE
                                                                             (OR INCREASE)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------


-----------------
         (4)This should be included only if the Senior Note is issued in global form.